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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☒	Definitive Proxy Statement
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Coldwater Creek Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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COLDWATER CREEK INC.
One Coldwater Creek Drive
Sandpoint, Idaho 83864
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held December 10, 2012
To our Stockholders:
You are cordially invited to attend a Special Meeting of Stockholders of COLDWATER CREEK INC., a Delaware corporation, which will be held at our corporate headquarters at One Coldwater Creek Drive, Sandpoint, Idaho 83864, at 9:30 a.m. Pacific Time on Monday, December 10, 2012 for the following purpose:
To approve the Amended and Restated Stock Option/Stock Issuance Plan.
Stockholders of record as of the close of business on October 25, 2012 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. On or prior to October 31, 2012, we will mail to each stockholder of record as of the Record Date a Notice of Internet Availability of Proxy Materials, which will include, among other things, important information about the Special Meeting and instructions as to how to request a copy of the proxy materials over the Internet, by e-mail or by mail. On the date the Notice of Internet Availability of Proxy Materials is first mailed to stockholders of record, as of the Record Date, these stockholders will have access, free of charge, to all proxy materials on a website identified in the Notice of Internet Availability of Proxy Materials.
It is important that your shares are represented at the Special Meeting. Even if you plan to attend the Special Meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy or submit your proxy via the Internet or telephone. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors

John E. Hayes III Senior Vice President, General Counsel and Secretary Sandpoint, Idaho October 25, 2012

Stockholders Should Read the Entire Proxy Statement
Carefully Prior to Returning the Proxy
PROXY STATEMENT
FOR A
SPECIAL MEETING OF STOCKHOLDERS OF
COLDWATER CREEK INC.
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Coldwater Creek Inc., a Delaware corporation (the “Company”), of proxies in the accompanying form to be used at a Special Meeting of Stockholders of the Company to be held at the Company's corporate headquarters at One Coldwater Creek Drive, Sandpoint, Idaho 83864, at 9:30 a.m. Pacific Time on Monday, December 10, 2012, and any postponement or adjournment thereof (the “Special Meeting”).
Who Can Vote
Stockholders of record at the close of business on October 25, 2012 (the “Record Date”), are entitled to vote at the Special Meeting. As of the close of business on that date, the Company had outstanding 30,519,607 shares of common stock, $0.01 par value per share (the “Common Stock”), and 1,000 shares of Convertible Series A Preferred Stock (the “Series A Preferred”). The 1,000 shares of Series A Preferred outstanding are entitled to a total of 6,087,876 votes. The presence in person or by proxy of the holders of a majority of the voting power of the Common Stock and, on an as-converted basis, the Series A Preferred, voting together as a single class, constitutes a quorum for the transaction of business at the Special Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.
How You Can Vote
In accordance with rules and regulations of the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we furnish proxy materials, which include our Proxy Statement and proxy card, to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you so request or unless you have previously made a permanent election to receive these materials in printed copy. The Notice of Internet Availability of Proxy Materials instructs you as to how you may access and review all of the important information contained in the proxy materials and how you may submit your proxy to vote your shares, including via the Internet.
Common Stock voted by telephone or by Internet by 11:59 p.m. Eastern Time on December 9, 2012, as instructed in the Notice of Internet Availability of Proxy Materials, or by proxies in the accompanying form which are properly executed and returned to us, will be voted at the Special Meeting in accordance with the stockholder's instructions contained therein. In the absence of contrary instructions, Common Stock represented by such proxies will be voted FOR the approval of the Amended and Restated Stock Option/Stock Issuance Plan.
Revocation of Proxies
Stockholders can revoke their proxies at any time before they are voted by (i) delivering a written notice of revocation to us at our principal executive office at One Coldwater Creek Drive, Sandpoint, Idaho 83864, Attention: Secretary, (ii) delivering a duly executed proxy bearing a later date (including via telephone or Internet vote) or (iii) attending the meeting and voting in person.
Required Vote
The proposal to approve the Amended and Restated Stock Option/Stock Issuance Plan requires the affirmative vote of a majority of the voting power of Common Stock and, on an as-converted basis, Series A Preferred, voting together as a single class, present in person or represented by proxy at the Special Meeting. Abstentions will have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on the proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to the proposal, these non-voted shares will be counted for quorum purposes, but will have the same effect as negative votes.
Solicitation of Proxies
The Company will bear the cost of proxy solicitation. Proxies will be solicited principally by mail, but in addition, solicitation may be made by directors, officers and other employees of the Company by telephone, email or mail. No additional compensation will be paid to such persons for such solicitation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the Common Stock.

IMPORTANT
Whether or not you plan to attend the Special Meeting, please authorize your proxy to vote your shares. You are encouraged to vote over the Internet, as described in the Notice of Internet Availability of Proxy Materials. This will not limit your rights to attend or vote at the Special Meeting.

PROPOSAL TO APPROVE
THE AMENDED AND RESTATED STOCK OPTION/STOCK ISSUANCE PLAN
Our stockholders are being asked to approve the Company's Amended and Restated Stock Option/Stock Issuance Plan (the “Plan”).
Key Features of the Plan

•
Provides for the grant of stock options, stock appreciation rights, restricted stock, stock units and unrestricted stock to officers, non-employee directors, key employees and consultants and other independent advisors to the Company;

•	An independent committee of the Board administers the Plan;

•	A total of 207,580 shares remained available for future grant at October 25, 2012;

•	Exercise prices per share for stock options and stock appreciation rights shall be no less than 100% of the fair market value per share of Common Stock on the grant date;

•	Shares subject to awards that expire or terminate or that are canceled or forfeited become available for subsequent awards;

•
Shares withheld upon issuance to pay any of the exercise price or withholding tax obligations in connection with the exercise of an outstanding option or other award will reduce the number of shares available;

•	Stock options and stock appreciation rights are not assignable or transferable other than by will or the laws of inheritance; and

•	The Plan terminates on March 24, 2021.
Proposed Amendments to the Plan
On October 19, 2012, the Board approved the following amendments, subject to stockholder approval:

•	A 2,100,000 share increase in the number of shares available for future grants;

•	An increase from 93,750 to 600,000 in the number of shares for which options or other awards may be granted to one individual in a calendar year;

•	A prohibition on the earning of dividends or dividend equivalents on unvested restricted stock and stock units;

•	A requirement for stockholder approval to cancel outstanding stock options or stock appreciation rights with an exercise price above the current stock price in exchange for cash;

•	A prohibition on counting stock-settled stock appreciation rights on a net basis;

•
Explicit provisions that shares repurchased on the open market with the proceeds of option exercises may not be made available for issuance under the Plan and that awards paid out in cash rather than shares do not reduce the number of shares available under the Plan; and

•	An extension of the termination date of the Plan from March 24, 2021 to October 19, 2022.
The proposed 2,100,000 share increase in the maximum number of shares that the Company may issue under the Plan was determined by our Board of Directors to be critical to our turnaround. For our employees, the turnaround continues to present a challenging environment, characterized by vigilant cost controls and higher than average turnover. We believe one of the most important factors in our continuing to attract and retain top talent will be our ability to allow key employees to share meaningfully in the Company's long term success through equity awards. We also want to further strengthen the alignment of interests between our management and stockholders by granting greater numbers of shares with vesting tied to performance characteristics that we believe will drive improved operating results and benefit our stock price. We estimate that the proposed increase in the number of shares available under the Plan will be sufficient for approximately three years of future grants.
As of the Record Date, 207,580 shares remain available for future grant under the Plan. If the Proposal to amend and restate the Plan is approved, the number of shares available for issuance would increase to 2,307,580 shares. Shares underlying awards that expire, are canceled or otherwise terminate again become available for grant under the Plan. The table below presents the number of shares that were subject to various types of outstanding equity awards under the Plan as of the Record Date:

Type of Award	Number of Shares at October 25, 2012
Restricted Stock	387,084
Stock Options	929,894
Performance Stock Units	528,370
The recipients and amounts of future awards under the Plan have not been determined, except that upon approval of the Plan by stockholders we intend to grant 168,750. These proposed grants to key members of management would exceed one of the existing provisions of the Plan, which does not permit us to issue more than 93,750 shares to any one individual in a single calendar year. As set forth above, the Plan as proposed to be amended would increase that limitation to 600,000 shares.
Unless otherwise indicated, properly executed proxies will be voted in favor of the Proposal to approve the Amended and Restated Stock Option/Stock Issuance Plan.
The Board of Directors recommends that stockholders vote FOR the approval of the Amended and Restated Stock Option/Stock Issuance Plan.
Description of the Plan
A summary of the provisions of the Plan is set forth below and is qualified in its entirety by the detailed provisions of the Plan as proposed to be amended, a copy of which is attached as Appendix A to this proxy statement.
General
Equity Incentive Programs
The Plan contains two separate equity incentive programs: (1) a Discretionary Option/SAR Grant Program, under which participants may receive grants of stock options or stock appreciation rights ("SAR"), and (2) a Stock Issuance Program, under which participants may be granted restricted stock, stock units or unrestricted stock.
Administration
The Amended and Restated Stock Option/Stock Issuance Plan is currently administered by the Compensation Committee of the Board. The Compensation Committee, acting in such administrative capacity (the “Plan Administrator”), will continue to have the authority to administer the Discretionary Option/SAR Grant and Stock Issuance Programs with respect to option grants and other awards made to eligible individuals. The Board will have authority to grant awards under the Amended and Restated Stock Option/Stock Issuance Plan. The Board also has the ability to appoint a secondary committee of one or more directors, including employee directors, to make awards to eligible persons who are not subject to the short-swing liability provisions of the federal securities laws. The Board has authorized a secondary committee, currently comprised of Dennis C. Pence, the Company's Chairman and CEO, to make awards to these persons, subject to preapproved limits established by the Compensation Committee.
Share Reserve
We have reserved 5,084,599 shares of Common Stock for issuance under the Plan, of which 207,580 shares remained available for future grant at October 25,2012. If the Proposal is approved, the amount reserved would increase to 7,184,599, of which 2,307,580 shares would be available for future grant. No more than 7,184,599 shares of Common Stock may be delivered in the aggregate pursuant to the exercise of incentive options granted under the Plan plus, to the extent allowable under Section 422 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder, any shares that become available for issuance under the Plan pursuant to the expiration or termination of outstanding awards (as described in more detail below). In no event may more than 93,750 shares be granted to any one participant in the aggregate per calendar year, and the amendments included in the Proposal would increase this amount to 600,000 shares. The shares of Common Stock issuable under the Plan may be drawn from shares of authorized but unissued Common Stock or from shares of Common Stock that the Company acquires, including shares repurchased on the open market. All share amounts set forth in this proxy statement reflect the 1-for-4 reverse split of the Company's common stock effected on October 4, 2012.
In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments will be made to (1) the maximum number and class of securities issuable under the Plan, including as Incentive Options, (2) the maximum number and class of securities for which any one participant may be granted stock options or other award under the Plan per calendar year, and (3) the number and class of securities and the exercise price per share in effect under each outstanding option or other award.
Should an outstanding option or SAR expire or terminate for any reason prior to exercise in full or be canceled in accordance with the provisions of the Plan, then the shares subject to the portion of the option or SAR not so exercised or canceled will be available for subsequent option grants or other awards under the Plan. Shares of Common Stock withheld upon issuance to pay any of the exercise price or withholding tax obligations in connection with the exercise of an outstanding option or other award will reduce the number of shares available for issuance under the Plan. Shares of Common Stock subject to Restricted Stock or Stock Unit awards that are canceled or forfeited shall be available for subsequent awards. Pursuant to the Proposal, the Plan would be amended to provide (1) upon exercise of a SAR settled in shares of Common Stock, the gross number of shares covered by the portion of the Award so exercised will cease to be available under the Plan; (2) shares repurchased on the open market with the proceeds of the option exercise price may not again be made available for issuance as Awards under the Plan; and (3) to the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan.
Eligibility
Officers and other key employees who render services which contribute to the management, growth and financial success of Coldwater Creek or any of the Company's subsidiaries, non-employee members of the Board and consultants and other independent advisors who provide valuable service to Coldwater Creek or any of the Company's subsidiaries will be eligible to participate in the Discretionary Option Grant/SAR and Stock Issuance Programs. As of the Record Date, there were 6 executive officers, approximately 2,486 full-time employees and 8 non-employee directors of the Company who were eligible to participate in the Plan.
Fair Market Value
The fair market value per share of Common Stock on any relevant date under the Plan will be the closing selling price per share on that date, as reported on NASDAQ. On October 25, 2012, the closing selling price per share was $3.98.
Discretionary Option/SAR Grant Program
The Plan Administrator will have discretion to grant options or stock appreciation rights, or SARs, under the Discretionary Option/SAR Grant Program. SARs are a right to receive a number of shares or, in the discretion of the Plan Administrator, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Plan Administrator. The participant is not required to pay the exercise price to exercise a SAR.
The exercise price per share of stock options and SARs will be determined by the Plan Administrator, subject to certain limitations, but in no event shall be less than 100% of the fair market value per share of Common Stock on the grant date. Incentive options granted under the Discretionary Option/SAR Grant Program must have an exercise price per share not less than 110% of the fair market value per share of Common Stock on the grant date if granted to a 10% stockholder.
No option or SAR will have a term in excess of ten years (or five years in the case of an incentive option granted to a 10% stockholder). Options and SARs will generally become exercisable in a series of installments over the recipient's period of service with the Company. Options and SARs may also become exercisable upon the attainment of performance goals (which may be stated as alternative goals) designated by the Plan Administrator, as discussed below under the heading “Section 162(m) of the Internal Revenue Code”. The Plan Administrator will have complete discretion to establish the vesting schedule to be in effect for any shares underlying options or SARs and, in certain circumstances, may accelerate the vesting of those shares.
Upon cessation of service, a participant will have a limited period of time in which to exercise his or her outstanding options or SARs for any vested shares for which the option or SAR is exercisable at the time of the participant's termination of service. The Plan Administrator will have complete discretion to extend the period following the participant's cessation of service during which his or her outstanding options or SARs may be exercised and/or to accelerate the exercisability or vesting of such options or SARs in whole or in part. Such discretion may be exercised at any time while the options or SARs remain outstanding, whether before or after the participant's actual cessation of service.
Upon the occurrence of certain corporate transactions described below, outstanding options and SARs under the Discretionary Option/SAR Grant Program will automatically accelerate in full, to the extent not precluded by any individual award agreement, and unless they are to be assumed by the successor corporation, replaced with comparable options or SARs relating to shares of capital stock of the successor corporation or replaced with a cash incentive program providing for payout in accordance with the same vesting schedule of such options or SARs. To the extent not exercised prior to, or assumed or replaced by the successor corporation in, a corporate transaction, all outstanding options and SARs will terminate immediately following consummation of the corporate transaction. These corporate transactions include (i) a merger or consolidation involving the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent directly or indirectly (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding after such merger or consolidation; or (ii) the approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company or the closing of a sale or disposition by the Company of all or substantially all of the Company's assets other than a sale or disposition to a subsidiary of the Company or to an entity, the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company's voting securities immediately prior to such sale or disposition. The Plan Administrator will have complete discretion to grant one or more options or SARs under the Discretionary Option/SAR Grant Program which will become exercisable for all or a portion of the underlying shares in the event a participant's service with the Company or the successor corporation is terminated, actually or constructively, within a designated period following any such corporate transaction or other specified change in control transaction in which those options or SARs are assumed or otherwise continued in effect. The Plan Administrator also has discretion to provide for the application of different provisions upon any such corporate transaction or other change in control in any award agreement.
Stock Issuance Program
The Plan Administrator shall have discretion to grant awards of restricted stock or stock units, which may be subject to vesting and other restrictions, or awards of unrestricted stock, which are free from restrictions, under the Stock Issuance Program. Shares of restricted or unrestricted stock may be issued under the Stock Issuance Program, payable in cash or in consideration for services rendered to the Company or the Company's subsidiaries. The terms of such awards of restricted stock or unrestricted stock awards shall be set forth in the applicable award agreement approved by the Plan Administrator. Awards of restricted stock or of stock units may be subject to vesting provisions which lapse over the participant's period of service or upon the attainment of designated performance goals, as described below under the heading “Section 162(m) of the Internal Revenue Code.”
The Plan Administrator will have complete discretion to determine which eligible individuals are to receive such stock issuances or stock unit awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award, the vesting schedule to be in effect for the stock issuance or stock unit award and, in the case of stock units, the time at which vested shares are to be delivered to the participant. In the case of stock units, shares of Common Stock may be delivered at the time of vesting or at such later date as determined by the Plan Administrator. Outstanding awards under the Stock Issuance Program will automatically terminate, and no shares of Common Stock will actually be issued in satisfaction of those awards, if the vesting or any performance goals established for such awards are not attained. The Plan Administrator, however, will have the discretionary authority upon termination of a participant's service to issue shares of Common Stock in satisfaction of one or more outstanding awards as to which the designated vesting or any performance goals are not attained.
Upon the occurrence of a corporate transaction described above, all unvested shares and stock units under the Stock Issuance Program will immediately vest, and all shares underlying stock units will be delivered to the participant, except to the extent (i) assumed or replaced with comparable awards or deferred cash incentives by the successor entity, (ii) the acceleration of delivery of the shares and stock units would not be permitted under Section 409A of the Internal Revenue Code, or (iii) otherwise precluded in an award agreement. The Plan Administrator will have complete discretion to issue shares that will immediately vest in the event the participant's service with the Company or the successor entity is terminated (actually or constructively) within a designated period following any such corporate transaction or other change in control transaction in which the awards are assumed or otherwise continued in effect. The Plan Administrator also has discretion to provide for the application of different provisions upon any such corporate transaction or other change in control in any award agreement.
Other Provisions
Stockholder Rights and Transferability
No participant will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares and with respect to shares underlying SARs until such SARs are settled.
Participants will have full stockholder rights with respect to any shares of restricted stock issued under the Stock Issuance Program. However, dividends shall be subject to the same performance vesting conditions, if applicable, as the shares of restricted stock with respect to which they are payable. Participants will not have any stockholder rights with regard to stock unit awards until the shares underlying such stock units are delivered to the participant. The Plan Administrator may provide for the payment of dividend equivalents to holders of stock units. However, dividend equivalents shall be subject to the same performance vesting conditions, if applicable, as the stock unit awards with respect to which they are payable.
Options, SARs and stock units are not assignable or transferable other than by will or the laws of inheritance following participant's death, and during the participant's lifetime, the option or SAR may only be exercised by the participant. However, non-statutory options may be transferred or assigned during an optionee's lifetime to one or more members of the optionee's immediate family or to a trust established for one or more such family members. Restricted stock may be subject to transfer restrictions until vested.
Special Tax Election

The Plan Administrator may provide one or more holders of awards under the Amended and Restated Stock Option/Stock Issuance Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise or the vesting of those awards. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such withholding tax liability.
Amendment
The Board may amend the Plan in any or all respects, subject to any stockholder approval required under applicable law or regulation. No amendment may be made to an outstanding option or SAR reducing the exercise price, whether by amending the exercise price or canceling the outstanding option or SAR and granting a replacement option or SAR with a lower exercise price without the approval of the stockholders. In addition, outstanding options or SARs with an option exercise price or SAR exercise price above the current fair market value may not be canceled in exchange for cash without the approval of the stockholders.
Effective Date and Term
The Plan will be effective on the date that it is approved by stockholders approval. The Amended and Restated Stock Option/Stock Issuance Plan will terminate on October 19, 2022.
Federal Income Tax Consequences
The following discussion summarizes U.S. federal tax treatment of awards granted under the Plan under federal laws currently in effect. The rules governing the tax treatment of awards are technical and the following discussion is necessarily general in nature and does not purport to be complete. The statutory provisions and interpretations described below are, of course, subject to change, and their application may vary in individual circumstances.
Stock Options.    Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:
     Incentive Options.    The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of the Company's Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for more than two years after the date of grant and for more than one year after the date of exercise (the “holding period requirement”). The Company will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.
For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be an employee from the date the option is granted through a date within three months before the date of exercise of the option.
If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The Company will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to the limitations of Section 162(m) of the Internal Revenue Code and the Company's compliance with certain reporting requirements.
Non-Qualified Stock Option.    The grant of an option will not be a taxable event for the Company or the grantee. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).
If the Company complies with applicable reporting requirements and subject to the limitations of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If the Company complies with applicable reporting requirements and subject to the limitations of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Stock Units.    There are no immediate tax consequences of receiving an award of stock units under the Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If the Company complies with applicable reporting requirements and subject to the limitations of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Stock Appreciation Rights.    There are no immediate tax consequences of receiving an award of stock appreciation rights under the Plan. Upon exercising a stock-settled stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If the Company complies with applicable reporting requirements and subject to the limitations of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Unrestricted Common Stock.    Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If the Company complies with applicable reporting requirements and subject to the limitations of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code limits the annual deduction that publicly-held companies can take for federal income tax purposes to $1 million for compensation paid to a covered executive officer. However, qualified performance-based compensation is excluded from this limitation.
Compensation attributable to stock options and SARs qualifies as performance-based compensation under Section 162(m) if the grant is made by the Compensation Committee and the compensation is based solely on an increase in the value of the Common Stock after the grant of date. The Company expects these conditions to be satisfied for options and SARs granted under the Plan.
The Plan also permits the Plan Administrator to grant awards that are subject to the attainment of one or more stockholder-approved performance goals and that would qualify as performance-based compensation for purposes of Section 162(m). These awards would not be taken into account for purposes of the $1 million tax deduction limitation under Section 162(m).
The Plan Administrator may use one or more of the following business criteria in establishing performance goals: (1) total stockholder return; (2) net income; (3) pretax earnings; (4) earnings before interest expense and taxes; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders' equity; (15) cash flow; (16) revenue; (17) economic profit; (18) merchandise margin; and (19) gross margin. These stockholder-approved business criteria are listed in the Material Terms of the Performance Criteria for Payment of Executive Incentive Compensation last approved by the stockholders on June 12, 2010.

Vote Required
The proposal to approve the Amended and Restated Stock Option/Stock Issuance Plan requires the affirmative vote of a majority of the voting power of Common Stock and, on an as-converted basis, Series A Preferred, voting together as a single class, present in person or represented by proxy at the Special Meeting. Should such stockholder approval not be obtained, then the number of shares of Common Stock available for future grant under the Plan will remain at 207,580 and the other provisions of the Plan currently in effect immediately prior to the Board approval of the Amended and Restated Stock Option/Stock Issuance Plan shall remain in effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal 2011, the Compensation Committee consisted of James R. Alexander (Chairman), Jerry Gramaglia, Kay Isaacson-Leibowitz and Frank Lesher. None of the individuals serving on the Compensation Committee during fiscal 2011 was an officer or employee of Coldwater Creek during fiscal 2011, was an officer of the Company prior to fiscal 2011 or had any relationship required to be disclosed by the rules of the SEC.
COMPENSATION DISCUSSION AND ANALYSIS
This section includes information regarding, among other things, the overall objectives of our compensation program and each element of compensation that we provided in fiscal 2011 for our principal executive officer, principal financial officer and other individuals identified in the summary compensation table included in this proxy statement. We refer to all these individuals as our NEOs.
Objectives of Our Compensation Program
Our Board's Compensation Committee has responsibility for reviewing and approving compensation for our NEOs. The compensation program for our NEOs is designed to attract, retain, motivate and reward talented executives who can contribute to our long-term success and thereby build value for our stockholders. During the past few years our business has changed significantly and we have made substantial adjustments to executive compensation in an attempt to respond to those changes. In determining executive compensation, like most companies, we consider such factors as competition for executive talent, our desire to link pay with performance, the use of equity to align NEO interests with those of our stockholders, and fairness, both internally and externally. There are other factors specific to us that weigh heavily into our NEO compensation decisions, such as the following:
Business performance and turnaround environment. For the past few years, we have operated in challenging macroeconomic conditions, and within that environment the performance of our business has lagged behind most of our competitors, as our turnaround has taken longer than we expected. As a consequence of these conditions we have also experienced significant turnover in senior management. Our fiscal 2011 compensation decisions were heavily influenced by these conditions and were made with an eye toward balancing fiscal conservatism in light of our operating losses and negative cash flows, with concerns for employee morale, recruitment and retention.
Intense competition for management talent within the retail industry. Like any company, we strive to recruit top talent at all levels of our organization. Certain areas of our retail business, however, are especially prone to intense competition, most notably marketing, creative and merchandising. Within these areas we have seen extensive movement of management-level personnel between our competitors and we believe competitors and recruiters regularly contact our own executives regarding opportunities with other retailers. Additionally, given the challenges our business has faced over the past few years, we may on occasion find it necessary to exceed the total compensation offered by retail competitors whose performance has exceeded ours.
Peer group data. To ensure our compensation is competitive, we rely on analysis of peer data, and we generally strive to achieve total compensation for our NEOs between the 50th and 75th percentile of our peer group. In doing so, we target base salary at the 50th percentile, subject to increase based on individual performance and other factors, while providing our executives substantial opportunity to exceed the 75th percentile in total compensation based on performance through our annual incentive program and equity award grants. Total compensation for our NEOs for fiscal 2011 ranged from the 50th to 75th percentile of our peer group, except for Mr. Pence, who at his request received no salary during the majority of the fiscal year. Factors which were considered by the Compensation Committee and impacted total compensation of the NEOs include levels of responsibility, the multiple roles filled by some of our executives, tenure with the Company, retention concerns and the Company's performance over the last several years. In setting fiscal 2011 NEO compensation, we considered data collected by Towers Watson, our sole compensation consultant, regarding our peer companies, as identified by our Compensation Committee. These companies included Aeropostale, ANN, Ascena Retail Group, bebe stores, Buckle, Cato, Chico's FAS, Christopher & Banks, Express, Guess?, Jos. A. Bank, Lululemon Athletica, New York & Company, Rue 21, Stage Stores, Talbots, Urban Outfitters and Wet Seal. In selecting this peer group, we focused primarily on clothing retailers with revenues and market capitalization similar to our own. This peer group included some of our direct competitors in the women's apparel retail business, as well as specialty apparel retailers that do not cater to our target customer. We included these specialty apparel companies based primarily on their store base and similar growth strategies, as we believe our competition for top talent extends beyond our direct competitors.
Substantial complexity in operations with small executive team. Our senior team remains relatively small and continues to manage an increasingly complex business in a challenging environment. Several of our NEOs, as well as other senior executives, manage multiple job functions. We believe the demands on our executives, and the risks associated with a multi-channel business like ours in a turnaround environment are greater than these individuals would encounter in other businesses. We strive to recognize these demands by compensating NEOs for the increased demands and risks, such as through annual equity awards.

Our headquarters location. All of our NEOs, other than Mr. Jessup, are based in Sandpoint, Idaho. We believe Sandpoint provides an attractive community for our headquarters employees to work and live, with its abundant outdoor activities and natural setting. Nevertheless, Sandpoint is also a small, rural community and represents a major relocation for substantially all of our key hires, the majority of whom must be recruited from major metropolitan areas. Moreover, our remote location makes travel to stores and our other facilities more difficult for our NEOs than it would be if they were based in a major city. To attract and retain the talent we need, we therefore endeavor to compensate our executives above peer averages, with a level of assured cash compensation that will allow them to maintain an attractive lifestyle in Sandpoint.
For all areas of executive compensation, including equity compensation awards for NEOs, the Compensation Committee seeks the input of outside compensation consultants. In fiscal 2011, the Compensation Committee used the services of Towers Watson as its sole compensation consultant. The Compensation Committee directed Towers Watson to assist with assessing overall compensation levels, peer group analysis and compensation program design for fiscal 2011. In addition, Towers Watson was instructed to prepare analyses and recommendations of long-term equity awards. When preparing these analyses, Towers Watson was instructed to consider quantitative and qualitative factors of the total compensation, cash compensation, compensation at risk and equity compensation of our peers and the trends of executive compensation among a broader range of companies.
The Compensation Committee meets regularly with management to assist the Compensation Committee in its analysis of executive compensation. The Compensation Committee approves the compensation of all executive officers. For executive officers other than himself, Mr. Pence, our CEO, makes recommendations to our Compensation Committee regarding salary, target bonus levels and equity awards, and provides his assessment of individual performance. Our Compensation Committee approves Mr. Pence's goals, reviews his performance and approves his compensation.
Elements of Our Compensation Program
Salary. We believe base salary is the key compensation-related reference point for individuals considering an employment change and that we must offer base salaries competitive with those of our peer companies in larger markets. Our peer group analysis therefore serves as a starting point in setting salaries for our executives, and in all cases we initially target a base salary for executives at the 50th percentile of our peer group, recognizing that titles and levels of responsibility vary greatly from company to company. Beyond peer data, in setting salaries we also consider factors, such as:

•	Macroeconomic conditions and the Company's projected performance;

•	Historical, long-term individual performance;

•	Tenure with the Company;

•	Tenure in current role;

•	Retention concerns;

•	Contribution to Company growth; and

•	Industry experience.
The compensation of Mr. Bell, who was appointed CFO in April 2010, was initially established at $300,000, or at approximately the 25th percentile among our peer companies, given his relatively short tenure with the Company and that he was new to the CFO role for a public company. For fiscal 2011, Mr. Bell's compensation was increased to $375,000, between the 25th and 50th percentile among peer companies. In January 2012, Mr. Bell was appointed to serve as Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company. In connection with his promotion and increase in responsibilities, Mr. Bell's annual base salary was increased to $650,000, between the 50th and 75th percentile among our peer companies.
In August 2009, when Mr. Jessup joined the Company as our Chief Creative Officer, his base salary was set at $550,000, or at approximately the 75th percentile among our peer companies, based on his substantial industry experience. In June 2010, he was asked to take on additional responsibilities for product design and development and his base salary was increased to $600,000. In February 2011, given his key role in elevating the appeal of our products and the substantial burden placed on him to manage the Company's design and development teams in both New York and Sandpoint, he was promoted to President, Product Design & Development and Director of Creative Services and, in March 2011 his salary was increased to $750,000, or at approximately the 75th percentile among our peer companies.
Ms. Dean joined the Company in February 2011 as President and Chief Merchandising Officer at an initial salary of $600,000, or at approximately the 75th percentile among our peer companies, based on her background and experience, as well as the importance of this key hire to our turnaround. In December 2011, given the immediate positive impact she had made on the business, and important role in our turnaround, her salary was increased to $700,000, above the 75th percentile among our peer companies.

Starting with his return to the business in September 2009 and throughout 2010, at Mr. Pence's request he received a salary of $1 per year plus standard employee benefits. For fiscal 2011, the Compensation Committee established Mr. Pence's annual salary at $1 million, which was his salary prior to retiring from the Company in 2007. In August 2011, however, the Compensation Committee approved Mr. Pence's request that he receive no salary for serving as CEO.
Incentive Award Program. As in years past, our NEOs participate in our annual incentive award program, a cash-based, pay-for-performance incentive plan, pursuant to which bonuses may be awarded based on the Company's operating results before interest and taxes (“EBIT”), as well as individual performance. All of our NEOs were eligible to participate in the incentive award program.
Under our incentive award program, if EBIT does not exceed pre-established minimum levels, no bonus is awarded. Target individual awards for our NEOs under the 2011 Incentive Award Program, expressed as a percentage of their base salary, were 50% for Messrs. Bell and Hayes, 75% for Mr. Jessup and Ms. Dean and 100% for Mr. Pence. In light of economic conditions, the Compensation Committee reduced each individual's target percentage for fiscal 2011 by 50%, such that the revised target percentages were 25% for Messrs. Bell and Hayes, 37.5% for Mr. Jessup and Ms. Dean and 50% for Mr. Pence. The executives' actual bonus award could range from 0 to 336% of the revised target, based on the Company's EBIT performance. Additionally, an executive's bonus payment was subject to being reduced, or eliminated, based on individual performance.
Our 2011 Incentive Award Program was designed to qualify as “performance-based compensation,” deductible for federal income tax purposes under IRS Code §162(m). Several important determinations by the Compensation Committee are inherent in the awards made under our incentive award programs:

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Individual Bonus Targets.  Individual bonus targets which are expressed as a percentage of each NEO's salary are approved by the Compensation Committee. Individual bonus targets are highest for our most senior executives, as we believe these individuals have the greatest ability to impact our performance and therefore should have a higher portion of their total compensation “at risk.” We believe our fiscal 2011 target levels were competitive and sufficient incentive for our NEOs, particularly if Company-wide performance goals were exceeded.

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Performance Metrics.  Company performance under the incentive program is measured solely in terms of EBIT. The Compensation Committee believes that focusing solely on EBIT performance goals provides a program that is relatively simple from the employee's perspective, is in line with the Company's emphasis on margin improvement and cost containment, and is consistent with the manner in which analysts and investors measure the success of our business.

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Performance Goals.  The Compensation Committee establishes performance goals at the outset of the fiscal year based on our internal budgeting, through an iterative process with management. The Compensation Committee strives to set the minimum performance goals at ambitious levels to provide a meaningful incentive. If the minimum goal is not reached, no bonus is awarded under the program. At the same time, we believe it is important to reward extraordinary performance, and if the target levels are exceeded by a meaningful amount, our NEOs and employees may earn up to 336% of their revised target bonus amounts. No bonuses were earned under the program based on the Company's performance in fiscal 2011.

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Return of Incentive Compensation.  We do not have a policy regarding return of incentive compensation in the event financial results are restated. We would address this situation on a case-by-case basis, considering issues such as the magnitude of the restatement and the materiality of the overpayment from the standpoint of both the Company and the individual, as well as other facts and circumstances surrounding the restatement, including motivational concerns and issues of fairness to our employees.

•
2012 Incentive Award Program.  The Company's 2012 Incentive Award Program for executives is based on the amount of EBIT improvement over fiscal 2011, with each individual's normal target participation level reduced by 35% in light of economic conditions. Mr. Pence will participate in the 2012 Incentive Award Program, with an adjusted target level of 65% of an assumed base salary of $1,000,000, although he is currently receiving no salary for serving as our CEO. If the minimum goal is not reached, no bonus is awarded under the program, and if target levels are exceeded by a meaningful amount, our NEOs may earn up to 231% of their revised target bonus amounts. In lieu of participating in the 2012 Incentive Award Program, Mr. Bell will receive a guaranteed special award bonus in an amount equal to 75% of his annual base salary payable after the close of fiscal 2012.

For more information about the 2011 Incentive Award Program, including the target EBIT amounts for fiscal 2011, please see the section below entitled “Incentive Award Program” and the information reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table below.
Equity Compensation. Our equity compensation strategy seeks to allow our NEOs to participate in the Company's long-term success and encourages retention, while being mindful of the dilutive impact of equity compensation on our other stockholders. We have an annual equity grant program of awarding both restricted stock unit awards (“RSUs”) and stock options to our senior executives. Our practice is to determine the dollar amount of equity compensation that we want to provide based on a total compensation analysis, considering the mix of current and long-term cash and equity compensation, and to grant a combination of RSUs and stock options with an aggregate value on the date of grant equal to that amount. The total award amounts for annual grants to our NEOs during fiscal 2011 were approximately $207,000 for Messrs. Hayes and Bell and approximately $302,000 for Mr. Jessup and Ms. Dean. For RSUs, we determine the number of shares to be awarded based upon the closing price of our stock on the grant date. We employed the Black-Scholes model to determine the value of the option grants, using the same assumptions we use for financial accounting purposes. The awards were weighted such that approximately 33% of each NEO's annual award was made in the form of stock options and 67% was made in RSUs, in recognition of the fact that one half of each NEO's RSU awards are subject to performance vesting, as described below.
In establishing award levels for NEOs, we do not consider the equity ownership levels of the recipients, prior awards that are fully vested or amounts realized by the NEOs for previous awards. It is our belief that competitors who might try to recruit and hire our employees would offer new equity awards to our employees without regard to the value of any prior awards made by us. Accordingly, to remain competitive we do not reduce current award levels for amounts already realized or realizable by our NEOs.

•
Restricted Stock Unit Awards.  In prior years, RSU grants vested in full three years after grant date, subject only to the NEO's achievement of individual performance ratings at the level of “meets expectations” throughout the vesting period. The “meets expectations” level is regarded as a minimal requirement. As such, we viewed these awards as essentially time-vested, serving as our primary long-term retention device for senior executives. We began incorporating performance vesting in our RSU grants in fiscal 2009. We believe performance vesting is useful in aligning this element of compensation with stockholder interests, although our experience with performance-based grants has shown a substantial disincentive for management in forfeiting grants, and can raise retention concerns. For this reason, our annual grant practice now incorporates a mix of time vested RSUs and performance vested RSUs. For our fiscal 2011 NEO grants, the first tranche, representing 36% of the restricted stock units granted, will vest and be deliverable in June 2014, subject to the employee's continued employment with the Company and the receipt of satisfactory performance reviews. These awards are designed to ensure the executive some level of value upon vesting, and are consistent with the Compensation Committee's goal of encouraging long-term retention.

The second tranche, representing 32% of the RSUs, will vest and be deliverable in June 2013, subject to the achievement of combined EBIT targets for the second half of fiscal 2011 and fiscal 2012, as well as the executive's continued employment with the Company and the receipt of satisfactory performance reviews. The number of shares actually awarded under this second tranche will range from 0 to 200% of the base award amount, depending on the Company's EBIT during the performance period. The number of shares awarded will be decreased for performance below the target, and no award will be made for performance of 20% or more below the EBIT target. For performance above the target EBIT level, the award amounts will be increased, to a maximum of 200% of the base amount awarded if actual EBIT performance exceeds breakeven.
A third tranche of RSUs, representing 32% of the RSUs granted, will vest and be deliverable in June 2013, subject to the achievement of combined sales targets for the second half of fiscal 2011 and fiscal 2012, as well as the executive's continued employment with the Company and the receipt of satisfactory performance reviews. The number of shares actually awarded under this third tranche will range from 0 to 200% of the base award amount, depending on the Company's sales during the performance period. The number of shares awarded will be decreased for performance below the target, and no award will be made for performance of 10% or more below the sales target. For performance above the target sales level, the award amounts will be increased, to a maximum of 200% of the base amount awarded if actual sales performance exceeds the target by 20% or more.
The 18-month combined EBIT and sales targets were established based on internal forecasts, and were intended to be ambitious goals for our executive team, as achievement of even the minimum performance thresholds would represent a significant improvement over our performance in prior years. The Compensation Committee believes this type of performance vesting provides our executives with substantial incentive to improve the performance of our business, although based on our financial results for fiscal 2011, at this time, we believe it is unlikely the minimum performance EBIT and sales thresholds will be met.

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Stock Option Grants.  Accounting for stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation, makes granting stock options somewhat less attractive by requiring that we expense the fair value of the grant for financial accounting purposes. Although this accounting treatment is one of the factors we must consider in awarding options, it has not had a significant impact on our granting practices, since we believe stock options remain a highly valued component of the overall compensation package for management of a company such as ours, particularly as we seek to execute our turnaround strategy, and are the primary means by which our NEOs share in the Company's growth. We believe option awards will continue to be a major compensation-related factor in our ability to attract top talent. Our Compensation Committee believes annual awards to our NEOs encourage retention, because the recipient must remain employed with the Company during the four-year vesting period to receive the value of the award. Our Compensation Committee also believes stock options align the interests of management and our stockholders, since they are of no value to the NEO if our stock price does not increase. For these reasons, our Compensation Committee considers stock options to be an important part of total compensation for our NEOs.

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Option and RSU Grant Practices for NEOs.  Historically, the timing of our grants of stock options and RSUs has been based on internal, operational factors. We have not had a practice of “timing” our grant awards to give effect to the pending public release of material information, and any grants we may have made to NEOs in proximity to a release of earnings or other material information is coincidental. Nevertheless, our Compensation Committee has adopted a policy that annual long-term incentive awards will be made annually. Historically this annual grant has been made on our annual meeting date, which occurs in mid-June. However, for fiscal 2012 our Compensation Committee approved annual NEO grant awards in March. This policy does not apply to new hires and promotions of NEOs, for which we will endeavor to approve any new awards as soon as possible after the date of hire or promotion. We believe this policy allows us to consider prior year performance as well as recent peer group data in making annual awards.

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Option and RSU Grant Practice for Non-Executives.  Mr. Pence, who serves as the sole member of the Secondary Committee, has authority to approve option grants and RSUs for non-executives, subject to guidelines established by the Board. These guidelines specify the manner and time at which pricing will be determined. Awards approved by the Secondary Committee may be awards for new hires and promotions, or discretionary awards, and are reported periodically to the Compensation Committee. The exercise price of all options granted to our employees is equal to the fair market value of our Common Stock on the date of grant, measured as the closing price of our Common Stock on the grant date as reported by NASDAQ.

Retention Bonus Program. Historically, as a means of promoting long-term retention we used cash bonus retention agreements, pursuant to which the NEO would receive an agreed-upon lump sum payment of cash upon the completion of three years of service from the grant date. We discontinued these awards several years ago based on the belief that RSUs are better aligned with our goal of rewarding performance by allowing the NEO to receive the benefit of increases in our share value over the vesting term. We reinstituted cash retention bonuses during fiscal 2012 in response to concerns about retaining the executive talent we need to complete our turnaround, particularly in light of the loss in value of the equity awards our NEOs have been granted over the past few years. The retention bonuses awarded were $200,000 for Ms. Dean and Messrs. Jessup and Bell, and $150,000 for Mr. Hayes. These retention bonuses were paid at the beginning of fiscal 2012 subject to repayment should employment terminate in the next 12 months due to a voluntary resignation or termination for cause.
Stock Ownership Guidelines. In December 2008, we adopted stock ownership guidelines that require our NEOs and other executive officers to maintain certain ownership levels of our common stock.
Supplemental Executive Retirement Plan. Our Supplemental Executive Retirement Plan (“SERP”) provides monthly benefits upon retirement, death or disability and was put in place during fiscal 2005 to encourage retention for our most senior executives by providing for increased retirement benefits for each additional year of employment, subject to vesting conditions. None of our current NEOs is accruing benefits under the SERP. Mr. Pence began receiving payments under the SERP in connection with his retirement in fiscal 2007. However, under the terms of the SERP, Mr. Pence's benefit payments suspended when he resumed his employment with the Company.
Perquisites. Most of the benefits we provide to our NEOs are made available to all of our other salaried employees on a non-discriminatory basis, and for this reason are not considered “perquisites.” Benefits we provide on a non-discriminatory basis include our medical and dental insurance, life insurance, 401(k) plan, employee stock purchase plan and discounts on our products. Relocation benefits are also reimbursed but are individually negotiated when they occur. Members of senior management, including our NEOs, are provided personal use of the Company's airport shuttle service for themselves and their family members and house guests, at no cost to the executive. We provide a gross up for the tax incurred by the executives for this service, which is considered a perquisite. On occasion we may permit family members of our NEOs to accompany them on business trips under our business jet fractional share program, subject to compliance with applicable tax regulations. However, we incur no incremental cost in this situation.
Change in Control and Other Termination Events
Severance. We have entered into employment agreements with each of our NEOs, other than Mr. Pence. Descriptions of these agreements are provided in the section below entitled “Payments and Entitlements upon Change of Control and Other Termination Events” of this Proxy Statement.
Our primary consideration in entering into employment agreements is to encourage long-term retention by providing a guaranteed level of financial protection upon loss of employment. In addition, the market for executive talent is highly competitive and the use of employment agreements is widespread in our industry. We believe that change in control severance provisions of the type incorporated in these agreements align executive and stockholder interests by enabling the executive to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executive's own employment. We further believe that employment or severance agreements are often an important consideration when we are recruiting executives to relocate to Sandpoint, Idaho. Ms. Dean and Messrs. Hayes and Jessup each entered into employment agreements when they joined the Company. Consequently, although we have not determined whether to offer employment or severance agreements to all NEOs going forward, we expect that these agreements will continue to be a part of our overall compensation structure for executives.
Under each of the agreements, the executive is entitled to receive severance for various termination events, including Involuntary Termination, Involuntary Termination on or within twelve months of a Change of Control, and termination as a result of disability (as those terms are defined under the agreements). The severance payment for Ms. Dean and Messrs Jessup, Bell and Hayes is equal to one and one-half times annual salary as of the date of termination and is equal to one and one-half times the sum of the annual salary and the annual bonus amount at target level if the termination is within twelve months of a Change of Control. Each of these executives would also be entitled to health benefits for twelve months. Upon a termination within twelve months of a Change of Control Ms. Dean and Messrs Jessup, Bell and Hayes would be entitled to accelerated vesting of all outstanding equity awards. If employment is terminated as a result of disability, each is entitled to receive his or her then current monthly base salary for twelve months following termination.
Equity. In general, upon a corporate transaction that involves the sale of all or substantially all of our assets or the transfer (including by merger or consolidation) of 50 percent or more of the voting power of our outstanding securities, all outstanding stock options and RSUs held by our employees, including our executives, will vest in full unless as part of the corporate transaction if (a) the options are assumed by the acquiring entity or replaced with a comparable option for shares of stock of the acquiring entity, or (b) are replaced with a cash payout that preserves the spread existing on the unvested option at the time of the transaction and provides for the subsequent payout under the same vesting schedule. RSUs granted to our executives and other employees similarly vest in full upon a corporate transaction unless they are assumed by the acquiring entity. Each of the severance and change of control agreements provides for accelerated vesting of all outstanding equity awards in connection with certain terminations of employment within twelve months of a Change of Control.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of Coldwater Creek Inc. oversees the Company's compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE
James R. Alexander (Chair)
Jerry Gramaglia
Kay Isaacson-Leibowitz
Frank Lesher

SUMMARY COMPENSATION TABLE
The following table sets forth certain information concerning compensation earned by our NEOs for fiscal years 2011, 2010 and 2009:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)		Total ($)
Dennis C. Pence	2011	$580,770			$—		$—	$—	$1,729,894	$11,812	(7)	$2,322,476
Chairman of the Board of	2010	1			—		—	—	600,037	4,236		604,274
Directors, President and Chief Executive Officer	2009	1			—		—	—	655,450	744		656,195
James A. Bell	2011	395,192			51,100	(12)	73,500	—	—	1,993	(8)	521,785
Executive Vice President, Chief Operating Officer, and Chief Financial Officer	2010	292,923			80,250		172,800	—	—	4,508		550,481
John E. Hayes III	2011	450,000			51,100	(12)	73,500	—	—	3,348	(9)	577,948
Senior Vice President Human Resources and General Counsel	2010	481,703			90,950		120,700	—	—	5,813		699,166
	2009	391,415			11,670		138,715	—	—	38,889		580,689
Jill Dean	2011	576,923	312,000	(1)	176,600	(13)	204,000	—	—	64,947	(10)	1,334,470
President and Chief Merchandising Officer												—
Jerome Jessup	2011	726,923	—		73,000	(13)	105,000	—	—	106,387	(11)	1,011,310
President and Chief Creative Officer	2010	581,731	152,100		133,750		177,500	—	—	1,869		1,046,950
__________________

(1)	Represents hiring bonus.

(2)
Amounts in this column reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for RSUs granted in fiscal 2011 and prior years under our Amended and Restated Stock Option/Stock Issuance Plan. The assumptions made in the valuation of these awards are set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 28, 2012. For further information on these awards, see the Grants of Plan-Based Awards table.

(3)
Amounts in this column reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for stock options granted in fiscal 2011 and prior years under our Amended and Restated Stock Option/Stock Issuance Plan. The assumptions made in the valuation of these awards are set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 28, 2012. For further information on these awards, see the Grants of Plan-Based Awards table.

(4)	The amounts shown in this column consist of payments made under our incentive award programs, which is described below under the heading “Incentive Award Program.”

(5)
The amounts shown in this column represent the aggregate increase in discounted actuarial value of each of the NEO's benefits under our SERP, which is described below under the heading “Pension Benefits.”

(6)
Amounts shown in this column include matching contributions we made to NEO's accounts under our 401(k) Plan, reimbursement of payment for taxes, life insurance premiums paid on behalf of our NEOs, and relocation expenses paid on behalf of our NEOs. Additional details of perquisite amounts are provided for reimbursement of payment of taxes and any other items in excess of $10,000.

(7)	Includes $1,458 for reimbursement of taxes.

(8)	Includes $488 for reimbursement of taxes.

(9)	Includes $858 for reimbursement of taxes.

(10)	Includes $1,488 for reimbursement of taxes and $63,600 for relocation expenses.

(11)	Includes $376 for reimbursement of taxes and $97,000 for relocation expenses.

(12)
Amount includes the aggregate grant date fair value of RSUs with service conditions. Amount does not include the aggregate grant date fair value of $87,600 related to RSUs with performance conditions. At the fiscal year end, it was determined that the performance conditions were not probable of being met.

(13)
Amount includes the aggregate grant date fair value of RSUs with service conditions. Amount does not include the aggregate grant date fair value of $131,400 related to RSUs with performance conditions. At the fiscal year end, it was determined that the performance conditions were not probable of being met.

2011 GRANTS OF PLAN-BASED AWARDS
The following table shows certain information about incentive plan awards and other equity awards granted to NEOs during fiscal 2011:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock or Option Awards Granted in Fiscal 2011 ($)(3)
Dennis C. Pence	14-Jun-11	$—	$500,000	$1,680,000
James A. Bell	14-Jun-11	—	162,500	546,000	—	8,750	8,750	(4)			$51,100
	14-Jun-11				—	7,500	15,000	(5)			43,800
	14-Jun-11				—	7,500	15,000	(6)			43,800
	14-Jun-11								17,499	$5.84	73,500
John E. Hayes III	14-Jun-11	—	112,500	378,000	—	8,750	8,750	(4)			51,100
	14-Jun-11				—	7,500	15,000	(5)			43,800
	14-Jun-11				—	7,500	15,000	(6)			43,800
	14-Jun-11								17,500	5.84	73,500
Jerome Jessup	14-Jun-11	—	281,250	945,000	—	12,500	12,500	(4)	—	—	73,000
	14-Jun-11				—	11,250	22,500	(5)	—	—	65,700
	14-Jun-11				—	11,250	22,500	(6)	—	—	65,700
	14-Jun-11								25,000	5.84	105,000
Jill Dean	25-Feb-11				—	8,750	8,750	(4)			103,600
	14-Jun-11	—	262,500	882,000	—	12,500	12,500	(4)			73,000
	14-Jun-11				—	11,250	22,500	(5)			65,700
	14-Jun-11				—	11,250	22,500	(6)			65,700
	25-Feb-11								12,500	11.84	99,000
	14-Jun-11								25,000	5.84	105,000
__________________

(1)
Amounts shown relate to our 2011 Incentive Award Program. The “Threshold” level amounts reported above assume that we do not achieve the minimum performance goals. The “Target” and “Maximum” level amounts reported above assume that we achieve the targeted performance goals. Actual Incentive Award Program bonuses paid during fiscal 2011 are set forth above in the Summary Compensation Table.

(2)
Consists of options to purchase our Common Stock granted under our Amended and Restated Stock Option/Stock Issuance Plan. The exercise price is equal to the closing price of our Common Stock on the grant date, and the options vest in four equal annual installments on each of the first, second, third and fourth anniversaries of the grant date and expire on the seventh anniversary of the grant date.

(3)
Amounts in this column reflect the grant date fair value of options or RSUs granted during fiscal 2011 calculated in accordance with FASB ASC Topic 718. The assumptions made in the valuation of these awards are set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 28, 2012.

(4)	This service-based award is subject to continued employment with the Company and the receipt of satisfactory performance reviews.

(5)
This award is subject to the conditions described in footnote (4) and the additional performance condition of the achievement of certain levels of EBIT target for the second half of fiscal 2011 combined with fiscal 2012. The number of shares actually awarded will range from 0 to 200 percent of the base award amount, depending on our EBIT during the performance period.

(6)
This award is subject to the conditions described in footnote (4) and the additional performance condition of the achievement of certain levels of sales targets for the second half of fiscal 2011 combined with fiscal 2012. The number of shares actually awarded will range from 0 to 200 percent of the base award amount, depending on our sales during the performance period.

Incentive Award Program. All of our NEOs participated in our 2011 Incentive Award Program, which was a cash-based, pay-for-performance annual incentive plan. Awards under the 2011 Incentive Award Program were based on the Company's EBIT percent of sales for 2011. Target individual awards for our NEOs under the 2011 Incentive Award Program, expressed as a percentage of their base salary, were 50% for Messrs. Bell and Hayes, 75% for Mr. Jessup and Ms. Dean and 100% for Mr. Pence. In light of economic conditions, the Compensation Committee reduced each individual's target percentage for fiscal 2011 by 50%, such that the revised target percentages were 25% for Messrs. Bell and Hayes, 37.5% for Mr. Jessup and Ms. Dean and 50% for Mr. Pence. The executives' actual bonus award could range from 0 to 336% of the revised target, based on the Company's EBIT performance. Additionally, an executive's bonus payment was subject to being reduced, or eliminated, based on individual performance. Target individual awards under the 2011 Incentive Award Program were based on the Company achieving an EBIT percent of sales target of no lower than 4.50% during fiscal 2011. No bonus would be awarded if the Company's EBIT percent of sales was lower than 0.50% during fiscal 2011. Maximum bonuses would be payable if the Company achieved EBIT percent of sales of 8.00% or greater. Based on the Company's actual performance during fiscal 2011, no bonuses were paid under the 2011 Incentive Award Program.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table shows certain information about equity awards held by our NEOs that were outstanding at the end of fiscal 2011, all of which were granted under our Amended and Restated Stock Option/Stock Issuance Plan:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(19)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(19)
Dennis C. Pence	—	—		$—	—	—		$—	—		$—
James A. Bell	1,250	1,250	(1)	32.80	10/3/2016	4,687	(14)	16,875	4,687	(20)	16,875
	626	624	(2)	17.84	1/2/2017	8,750	(15)	31,500	7,500	(21)	27,000
	938	2,812	(3)	28.32	4/30/2017	—		—	7,500	(22)	27,000
	2,344	7,031	(4)	17.12	6/12/2017	—		—	—		—
	—	17,499	(5)	5.84	6/14/2018	—		—	—		—
John E. Hayes III	6,250	6,250	(6)	6.76	2/29/2016	750	(16)	2,700	5,312	(20)	19,125
	2,532	2,530	(7)	23.60	6/13/2016	5,312	(14)	19,125	7,500	(21)	27,000
	2,657	7,968	(8)	17.12	6/12/2017	8,750	(15)	31,500	7,500	(22)	27,000
	—	17,500	(9)	5.84	6/14/2018	—		—	—		—
Jerome Jessup	9,376	9,374	(10)	30.76	8/28/2016	12,500	(17)	45,000	7,812	(20)	28,125
	3,907	11,718	(11)	17.12	6/12/2017	7,812	(14)	28,125	11,250	(21)	40,500
	—	25,000	(12)	5.84	6/14/2018	12,500	(15)	45,000	11,250	(22)	40,500
Jill Dean	—	12,500	(13)	11.84	2/25/2018	8,750	(18)	31,500	11,250	(21)	40,500
	—	25,000	(12)	5.84	6/14/2018	12,500	(15)	45,000	11,250	(22)	40,500
__________________

(1)	Consists of 625 options that vest on October 3, 2012 and 625 options that vest on October 3, 2013.

(2)	Consists of 312 options that vest on January 2, 2013, and 312 options that vest on January 2, 2014.

(3)	Consists of 938 options that vest on April 30, 2012, 937 options that vest on April 30, 2013 and 937 options that vest on April 30, 2014.

(4)	Consists of 2,344 options that vest on June 12, 2012, 2,344 options that vest on June 12, 2013 and 2,343 options that vest on June 12, 2014.

(5)	Consists of 4,376 options that vest on June 14, 2012, 4,375 options that vest on June 14, 2013, 4,374 options that vest on June 14, 2014 and 4,374 options that vest on June 14, 2015.

(6)	Consists of 3,125 options that vest on February 29, 2012 and 3,125 options that vest on February 28, 2013.

(7)	Consists of 1,265 options that vest on June 13, 2012 and 1,265 options that vest on June 13, 2013.

(8)	Consists of 2,656 options that vest on June 12, 2012, 2,656 options that vest on June 12, 2013 and 2,656 options that vest on June 12, 2014.

(9)	Consists of 4,375 options that vest on June 14, 2012, 4,375 options that vest on June 14, 2013, 4,375 options that vest on June 14, 2014 and 4,375 options that vest on June 14, 2015.

(10)	Consists of 4,688 options that vest on August 28, 2012 and 4,686 options that vest on August 28, 2013.

(11)	Consists of 3,906 options that vest on June 12, 2012, 3,906 options that vest on June 12, 2013 and 3,906 options that vest on June 12, 2014.

(12)	Consists of 6,250 options that vest on June 14, 2012, 6,250 options that vest on June 14, 2013, 6,250 options that vest on June 14, 2014 and 6,250 options that vest on June 14, 2015.

(13)	Consists of 3,125 options that vest on February 25, 2012, 3,125 options that vest on February 25, 2013, 3,125 options that vest on February 25, 2014 and 3,125 options that vest on February 25, 2015.

(14)
Represents shares of Common Stock underlying granted RSUs, which vest and are deliverable on June 12, 2013, subject to the executive obtaining performance reviews within the range of “meets expectations” throughout the vesting period.

(15)
Represents shares of Common Stock underlying granted RSUs, which vest and are deliverable on June 14, 2014, subject to the executive obtaining performance reviews within the range of “meets expectations” throughout the vesting period.

(16)	Represents shares of Common Stock underlying granted RSUs which vest and are deliverable on August 2, 2012, since the achievement of the comparable store sales growth target has been met.

(17)
Represents shares of Common Stock underlying granted RSUs, which vest and are deliverable on August 28, 2012, subject to the executive obtaining performance reviews within the range of “meets expectations” throughout the vesting period.

(18)
Represents shares of Common Stock underlying granted RSUs, which vest and are deliverable February 25, 2014, subject to the executive obtaining performance reviews within the range of “meets expectations” throughout the vesting period.

(19)	Determined by multiplying $3.60, the closing price of our Common Stock on January 28, 2012, by the number of shares underlying each RSU award.

(20)
Represents shares of Common Stock underlying granted RSUs, which vest and are deliverable June 12, 2013, subject to the executive obtaining performance reviews within the range of “meets expectations” throughout the vesting period and the achievement of EBIT target. At the fiscal year end, it was determined that the performance conditions were not probable of being met. The number of shares actually awarded will range from 0 to 200 percent of the base award amount, depending on our EBIT during the performance period.

(21)
Represents shares of Common Stock underlying granted RSUs, which vest and are deliverable June 14, 2014, subject to the executive obtaining performance reviews within the range of “meets expectations” throughout the vesting period and the achievement of EBIT target. At the fiscal year end, it was determined that the performance conditions were not probable of being met. The number of shares actually awarded will range from 0 to 200 percent of the base award amount, depending on our EBIT during the performance period.

(22)
Represents shares of Common Stock underlying granted RSUs, which vest and are deliverable June 14, 2014, subject to the executive obtaining performance reviews within the range of “meets expectations” throughout the vesting period and the achievement of Sales target. At the fiscal year end, it was determined that the performance conditions were not probable of being met. The number of shares actually awarded will range from 0 to 200 percent of the base award amount, depending on our Sales during the performance period.

OPTION EXERCISES AND STOCK VESTED
During fiscal 2011 there were no stock options exercised by our NEOs and no stock awards held by our NEOs vested.
PENSION BENEFITS
On October 1, 2005, the Board approved a SERP for certain executive officers and key employees effective as of October 30, 2005. The SERP is an unfunded, non-qualified benefit plan that provides eligible participants with monthly benefits upon retirement, termination of employment, death or disability, subject to certain conditions. Mr. Pence is the only NEO who is participating in the SERP. During fiscal 2007, Mr. Pence retired in fiscal 2007 with full benefits. During fiscal 2009, Mr. Pence was reappointed as CEO and his SERP benefit payments were suspended and he is no longer accruing benefits for years of service. The following table shows the actuarial present value of the accumulated benefit for Mr. Pence computed using the same assumptions used for financial reporting purposes. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 28, 2012 for a discussion of the methodology and assumptions used in calculating these amounts.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefits	Payments During Last Fiscal Year	Annual Retirement Benefit
Dennis C. Pence	Supplemental Executive Retirement Plan	20	$8,818,689	-	$583,275	(1)
________________

(1)	Based on assumed re-retirement to commence 2015.
Normal SERP retirement benefits are determined by multiplying a percentage equal to 2.5 percent of the eligible executive's average monthly earnings by the number of years of his service with the Company, up to a maximum of twenty years. “Average monthly earnings” means the highest average of the participant's monthly base salary during any consecutive 60-month period after October 30, 2005 in which the participant is an employee in the 120 months preceding his or her employment termination. For purposes of this calculation in applicable circumstances the 60-month and 120-month periods refer to such fewer number of months as measured from October 30, 2005 to a participant's employment termination date.
No benefits are payable under the SERP upon retirement unless a participant has become fully vested. SERP benefits vest as to each participant after he or she (a) provides continuous service to the Company for at least (i) five years after adoption of the SERP or (ii) a total of fifteen years, and (b) reaches the age of 55. If a participant engages in certain competitive activities or in fraudulent or dishonest conduct or otherwise fails to comply with our professional or ethical standards, all SERP benefits of such participant will immediately cease and be forfeited.
Benefits are generally payable to vested participants over their lifetime after separation from service on or after age 62, subject to the advance election by a participant for his or her spouse to receive a survivor annuity equal to 50 percent or 100 percent of the participant's benefit. If a participant continues providing services after age 62, the benefit will continue to accrue (subject to the twenty-year maximum) and vested benefits will be payable upon retirement. If a vested participant retires before reaching the age of 62, his or her SERP benefit will stop accruing and the amount of the SERP benefit will be reduced by multiplying his or her normal retirement benefit by four percent for each year that his or her age is under 62 as of the date of retirement.
If a vested participant dies prior to retirement and has a surviving spouse, the spouse will receive during his or her lifetime monthly payments in the amount that would have been payable if the participant had survived and had elected the 50 percent joint and survivor annuity. If a participant dies after retirement, survivor benefits are payable only if the participant had elected payment of a joint and survivor annuity.
PAYMENTS AND ENTITLEMENT UPON CHANGE OF CONTROL AND
OTHER TERMINATION EVENTS
The following is a description of the specific circumstances relating to termination of employment and Change of Control of the Company that will trigger payments to our NEOs and a calculation of the estimated payment as a result of the occurrence of such events had they occurred on January 28, 2012, the end of our fiscal year.
Executive Employment Agreement
We have employment agreements with James A. Bell, John E. Hayes III, Jerome Jessup and Jill Dean. These agreements provide for payments to be made to the executive upon certain termination events.
In the event the executive's employment with the Company terminates as a result of an Involuntary Termination, the executive is entitled to receive the benefits described below. An “Involuntary Termination” is generally defined as (i) a material reduction in the executive's responsibilities following a Change of Control; (ii) a material reduction in the executive's compensation; (iii) the relocation of the executive's principal place of employment to a location more than fifty miles from the current location; and (iv) a termination of the executive by the Company without “Cause” (generally defined as conviction for the commission of a felony; dishonesty; continuing failure to perform duties; material violation of Company policy; or material violation of the terms of the employment agreement, including its non-competition provision).

•	Lump sum cash severance payment equal to one and one-half times the annual salary;

•	The pro-rated annual bonus to the extent earned on the day of termination; and

•	Continuation of health benefits for twelve months.
In the event the executive's employment with the Company terminates as a result of an Involuntary Termination on or within twelve months after a Change of Control the executive is entitled to receive the benefits described below. A “Change of Control” is generally defined as (i) the acquisition of securities possessing more than 50 percent of the total combined voting power of our outstanding securities; (ii) a change in the majority of the Board by reason of one or more contested elections; or (iii) a sale of all or substantially all of the assets of the Company.

•	Lump sum cash severance payment equal to one and one-half times the sum of the annual salary and the annual bonus at target level in effect on the day of termination;

•	The pro-rated annual bonus at target level in effect on the day of termination;

•	Continuation of health benefits for twelve months; and

•	Full vesting of all outstanding equity awards, including options and service-based and performance-based RSUs.
In the event the executive's employment with the Company terminates as a result of a disability, the executive will be entitled to continuation of annual salary in effect on the day of termination for a period of twelve months.
The executives are subject to non-competition covenants during employment and for twelve months thereafter.

Potential Payments to James A. Bell upon the Occurrence of Certain Events
Assuming the occurrence of the following termination events and/or Change of Control on January 28, 2012, Mr. Bell would be entitled to receive the additional payments set out in the tables below:

Component of Compensation	Involuntary Termination of Executive		Termination due to the Executive's Disability		Involuntary Termination of Executive with a Change of Control
Cash Severance	$986,391	(1)	$661,391	(2)	$1,798,891	(3)
Restricted Stock Units(4)-Accelerated	—		—		119,250
Stock Options(4)-Accelerated	—		—		—
Health & Welfare	16,079		—		16,079
Total	$1,002,470		$661,391		$1,934,220
__________________

(1)	Includes one and one half times annual salary plus accrued absences as of January 28, 2012.

(2)	Includes the annual salary plus accrued absences as of January 28, 2012.

(3)	Includes one and one half times the sum of the annual salary and the annual target bonus, plus the pro-rated portion of the annual target bonus and accrued absences as of January 28, 2012.

(4)
For purposes of the table above, the value of RSUs represents the number of shares under the award multiplied by the Company's 2011 fiscal year-end closing stock price of $3.60. For stock options, the value represents the number of option shares outstanding for the executive multiplied by the difference between the Company's 2011 fiscal year-end closing stock price and the option's exercise price.

Potential Payments to John E. Hayes III upon the Occurrence of Certain Events
Assuming the occurrence of the following termination events and/or Change of Control on January 28, 2012, Mr. Hayes would be entitled to receive the additional payments set out in the tables below:

Component of Compensation	Involuntary Termination of Executive		Termination due to the Executive's Disability		Involuntary Termination of Executive with a Change of Control
Cash Severance	$679,550	(1)	$454,550	(2)	$1,242,050	(3)
Restricted Stock Units(4)-Accelerated	—		—		126,450
Stock Options(4)-Accelerated	—		—		—
Health & Welfare	16,079		—		16,079
Total	$695,629		$454,550		$1,384,579
__________________

(1)	Includes one and one half times annual salary plus accrued absences as of January 28, 2012.

(2)	Includes the annual salary plus accrued absences as of January 28, 2012.

(3)	Includes one and one half times the sum of the annual salary and the annual target bonus, plus the pro-rated portion of the annual target bonus and accrued absences as of January 28, 2012.

(4)
For purposes of the table above, the value of RSUs represents the number of shares under the award multiplied by the Company's 2011 fiscal year-end closing stock price of $3.60. For stock options, the value represents the number of option shares outstanding for the executive multiplied by the difference between the Company's 2011 fiscal year-end closing stock price and the option's exercise price.

Potential Payments to Jerome Jessup upon the Occurrence of Certain Events
Assuming the occurrence of the following termination events and/or Change of Control on January 28, 2012, Mr. Jessup would be entitled to receive the additional payments set out in the tables below:

Component of Compensation	Involuntary Termination of Executive		Termination due to the Executive's Disability		Involuntary Termination of Executive with a Change of Control
Cash Severance	$1,156,864	(1)	$781,864	(2)	$2,563,114	(3)
Restricted Stock Units(4)-Accelerated	—		—		227,250
Stock Options(4)-Accelerated	—		—		—
Health & Welfare	16,079		—		16,079
Total	$1,172,943		$781,864		$2,806,443
__________________

(1)	Includes one and one half times annual salary plus accrued absences as of January 28, 2012.

(2)	Includes the annual salary plus accrued absences as of January 28, 2012.

(3)	Includes one and one half times the sum of the annual salary and the annual target bonus, plus the pro-rated portion of the annual target bonus and accrued absences as of January 28, 2012.

(4)
For purposes of the table above, the value of RSUs represents the number of shares under the award multiplied by the Company's 2011 fiscal year-end closing stock price of $3.60. For stock options, the value represents the number of option shares outstanding for the executive multiplied by the difference between the Company's 2011 fiscal year-end closing stock price and the option's exercise price.

Potential Payments to Jill Dean upon the Occurrence of Certain Events
Assuming the occurrence of the following termination events and/or Change of Control on January 28, 2012, Ms. Dean would be entitled to receive the additional payments set out in the tables below:

Component of Compensation	Involuntary Termination of Executive		Termination due to the Executive's Disability		Involuntary Termination of Executive with a Change of Control
Cash Severance	$1,036,985	(1)	$686,985	(2)	$2,349,485	(3)
Restricted Stock Units(4)-Accelerated	—		—		157,500
Stock Options(4)-Accelerated	—		—		—
Health & Welfare	16,079		—		16,079
Total	$1,053,064		$686,985		$2,523,064
__________________

(1)	Includes one and one half times annual salary plus accrued absences as of January 28, 2012.

(2)	Includes the annual salary plus accrued absences as of January 28, 2012.

(3)	Includes one and one half times the sum of the annual salary and the annual target bonus, plus the pro-rated portion of the annual target bonus and accrued absences as of January 28, 2012.

(4)
For purposes of the table above, the value of RSUs represents the number of shares under the award multiplied by the Company's 2011 fiscal year-end closing stock price of $3.60. For stock options, the value represents the number of option shares outstanding for the executive multiplied by the difference between the Company's 2011 fiscal year-end closing stock price and the option's exercise price.

OVERVIEW OF NON-EMPLOYEE DIRECTOR COMPENSATION
We provide a combination of cash and equity compensation to our non-employee directors for their service on the Board. Our employee directors do not receive compensation for serving on the Board. Their compensation is reported above under “Executive Compensation.” The following tables and narrative discussion describe each element of non-employee director compensation for fiscal 2011 in greater detail.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(8)	All Other Compensation ($)(9)	Total ($)
James R. Alexander(1)	$136,000	$24,999	$10,773	$171,772
Jerry Gramaglia(2)	107,000	24,999	15,166	147,165
Curt Hecker(3)	112,000	24,999	54	137,053
Kay Isaacson-Leibowitz(4)	125,000	24,999	10,773	160,772
Frank M. Lesher(5)	120,000	24,999	10,773	155,772
Robert H. McCall(6)	119,500	24,999	10,773	155,272
Michael J. Potter(7)	126,500	24,999	15,166	166,665
__________________

(1)	Mr. Alexander held 4,496 RSUs and 6,328 stock options that remained outstanding as of January 28, 2012.

(2)	Mr. Gramaglia held 4,496 RSUs and 15,679 stock options that remained outstanding as of January 28, 2012.

(3)	Mr. Hecker held 4,496 RSUs and 20,566 stock options that remained outstanding as of January 28, 2012.

(4)	Ms. Isaacson-Leibowitz held 4,496 RSUs and 11,286 stock options that remained outstanding as of January 28, 2012.

(5)	Mr. Lesher held 4,496 RSUs and 7,500 stock options that remained outstanding as of January 28, 2012.

(6)	Mr. McCall held 4,496 RSUs and 21,093 stock options that remained outstanding as of January 28, 2012.

(7)	Mr. Potter held 4,496 RSUs and 7,500 stock options that remained outstanding as of January 28, 2012.

(8)
Amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for RSUs granted in fiscal 2011 under our Amended and Restated Stock Option/Stock Issuance Plan. The assumptions made in the valuation of these awards are set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 28, 2012.

(9)	Consists of amounts paid by the Company with respect to life and health insurance premiums.

	Annual Retainer ($)	Meeting Fees ($)
Board of Directors	$50,000	One hour or more:	$3,000
		Under one hour:	1,000
Committees of the Board of Directors	5,000	One hour or more:	2,000
		Under one hour:	500
Committee Chairs
Audit Committee	30,000
Compensation Committee	15,000
Nominating and Corporate Governance Committee	15,000
Succession Planning and Management Development Committee	15,000
RSUs having a value of $25,000 are automatically granted to each individual who continues to serve as a non-employee director on the date of our Annual Meeting, provided such individual has served as a non-employee director for at least 90 days. This automatic RSU grant is based on the market price of our Common Stock on the date of grant. The RSUs vest upon completion of one year of Board service measured from the grant date. These RSUs are granted under our Amended and Restated Stock Option/Stock Issuance Plan. Each RSU immediately vests in full upon certain corporate transactions or a Change in Control of the Company.
Additionally, new non-employee directors who join the Board receive stock options to purchase 30,000 shares of Common Stock (the “New Director Options”). The New Director Options have an exercise price equal to the fair market value of the Common Stock on the date of grant. These options vest in one installment after the completion of three years of continuous Board service, as measured from the grant date. The New Director Options are issued under our Amended and Restated Stock Option/Stock Issuance Plan. Each New Director Option immediately vests in full upon certain corporate transactions or a Change in Control of the Company.
In December 2008, we adopted stock ownership guidelines that require non-management Directors to maintain certain ownership levels of our common stock.
We pay for the life insurance policies for our independent directors. We also provide Mr. Alexander, Mr. Gramaglia, Ms. Isaacson-Leibowitz, Mr. Lesher, Mr. McCall and Mr. Potter with health insurance under our standard health insurance policy generally available to our employees. We reimburse our non-employee directors for expenses they incur in connection with service on the Board, including travel related expenses associated with attending Board meetings.
Our directors also receive product samples and gift cards from time to time of less than $100 in value, and are afforded our standard employee discount for any goods or services they purchase from us. Additionally, spouses of our directors may accompany them to our annual corporate retreat and Board meeting at our expense, which may include commercial air travel or travel under our business jet fractional share program, as well as incremental expenses for food and other activities.
EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to Be Issued on Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights ($)(b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,185,732	(1)	$21.93	(2)	1,160,137	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	1,185,732		$21.93		1,160,137
__________________

(1)	Consists of 815,641 options and 370,091 unvested RSUs awarded under the Amended and Restated Stock Option/Stock Issuance Plan.

(2)	Does not include the 370,091 unvested RSUs, as such awards do not have an exercise price.

(3)
Includes 924,468 shares of Common Stock that remain available for future grants under the Amended and Restated Stock Option/Stock Issuance Plan and 235,669 shares of Common Stock available for purchase under our 2006 Employee Stock Purchase Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.
Based solely upon review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that there was compliance for fiscal 2011 with all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of October 25, 2012, as to shares of the Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each of the Company's current directors, (iii) the Company's principal executive officer, principal financial officer and three other most highly compensated executive officers, and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be or contained in filings made by these individuals with the SEC and gives effect to the 1-for-4 reverse split of the Company's common stock effected on October 4, 2012. Unless otherwise noted below, the address of each beneficial owner is c/o Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho 83864. The percentage of Common Stock beneficially owned is based on 36,607,483 shares, which includes 30,519,607 shares of common stock outstanding as of October 25, 2012 and 6,087,876 shares of common stock from an issuance of 1,000 shares of Series A Preferred Stock to an affiliate of Golden Gate Capital that gives the affiliate the right to convert the preferred shares into 6,087,876 shares of common stock at any time at a conversion price of $3.40 per share. In addition, shares issuable pursuant to options or warrants which may be exercised within 60 days of October 25, 2012 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals. Shares of Common Stock that are issuable under RSUs that are vested at October 25, 2012 and shares of Common Stock that are issuable as a result of the vesting of RSUs within 60 days of October 25, 2012, are deemed outstanding for computing the percentage of those individuals holding such RSUs, but are not deemed outstanding for computing the percentage of any other individuals. Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individual's particular circumstances.

Name and Address of Beneficial Owner	Series A Preferred Stock Beneficially Owned	Percentage of Preferred Stock Beneficially Owned	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned	Percentage of Total Voting Power
Greater than 5% Holders:
CC Holdings of Delaware, LLC - Series A (1)	1,000	100	6,087,876	16.63	16.63
E. Ann Pence (2)	—	—	4,533,417	14.85	12.38
Directors and Executive Officers:
James R. Alexander (3)	—	—	24,294	*	*
Neale Attenborough	—	—	—	*	*
Jerry Gramaglia (4)	—	—	30,224	*	*
Curt Hecker (5)	—	—	37,961	*	*
Kay Isaacson‑Leibowitz (6)	—	—	21,456	*	*
Frank M. Lesher (7)	—	—	22,762	*	*
Robert H. McCall (8)	—	—	34,759	*	*
Michael J. Potter (9)	—	—	22,115	*	*
Dennis C. Pence (10)	—	—	5,654,192	18.53	15.45
Jill Dean (11)	—	—	15,250	*	*
Jerome Jessup (12)	—	—	37,321	*	*
James A. Bell (13)	—	—	15,968	*	*
John E. Hayes III (14)	—	—	23,648	*	*
All directors and executive officers as a group (14 persons)	—	—	5,943,085	19.37	16.23
__________________
*    Less than one percent.

(1)
Includes beneficial ownership of 1,000 shares of Series A Preferred stock, which shares are exercisable within 60 days of October 25, 2012 for shares of common stock of the Company, resulting in the beneficial ownership of the underlying shares of common stock of the Company and is included in the beneficial ownership figures in this table.

(2)
Includes (a) 4,499,667 shares owned by Ann E. Pence and (b) 33,750 shares owned of record by the Dancing River Foundation of which Ms. Pence is Director. Ms. Pence disclaims beneficial ownership over the shares owned of record by the Dancing River Foundation.

(3)	Includes 6,328 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 25, 2012.

(4)	Includes 15,679 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 25, 2012.

(5)	Includes 15,820 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 25, 2012.

(6)	Includes 11,286 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 25, 2012.

(7)	Includes 7,500 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 25, 2012.

(8)	Includes 21,093 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 25, 2012.

(9)	Includes 7,500 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 25, 2012.

(10)
Includes (a) 5,447,177 shares owned of record by Dennis C. Pence, (b) 137,500 shares owned of record by the Wild Rose Foundation of which Mr. Pence is Director, and (c) 69,515 shares indirectly beneficially owned by Mr. Pence as trustee of grantor retained annuity trusts. Mr. Pence disclaims beneficial ownership over the shares owned of record by the Wild Rose Foundation.

(11)	Includes 9,375 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 25, 2012.

(12)	Includes 28,127 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 25, 2012.

(13)	Includes 13,441 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 25, 2012.

(14)	Includes 22,860 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after October 25, 2012.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING
Proposals of stockholders of the Company intended to be presented by such stockholders at the Company's 2013 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 28, 2012 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.
A stockholder proposal not included in the Company's proxy statement for the 2013 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's Bylaws. To be timely, the Bylaws provide that the Company must receive the stockholder's notice not less than 60 days nor more than 90 days prior to the first anniversary of the prior year's Annual Meeting.
Whether or not you intend to be present at the Special Meeting, we urge you to return your signed proxy promptly.

By Order of the Board of Directors

John E. Hayes III Senior Vice President, General Counsel and Secretary Sandpoint, Idaho October 25, 2012

APPENDIX A
COLDWATER CREEK INC.
AMENDED AND RESTATED
STOCK OPTION/STOCK ISSUANCE PLAN

As Amended and Restated October 19, 2012
ARTICLE ONE
GENERAL
I.PURPOSE OF THE PLAN
This Amended and Restated Stock Option/Stock Issuance Plan (the “Plan”) is intended to promote the interests of Coldwater Creek Inc., a Delaware corporation (the “Corporation”), by providing eligible individuals with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations). The Plan amends and restates in its entirety the Coldwater Creek Inc. Amended and Restated Stock Option/Stock Issuance Plan, as amended and restated March 25, 2011, effective as of the date set forth in, and subject to the provisions of, Article Five, Section IV.

II.	DEFINITIONS
A.For purposes of the Plan, the following definitions shall be in effect:
“Award” means a grant of an Option, Restricted Stock, Stock Unit, Unrestricted Stock, or Stock Appreciation Right under the Plan.
“Award Agreement” means the agreement between the Corporation and an Optionee or the Participant evidencing the grant of an Award under the Plan.
“Board” means the Corporation's Board of Directors.
“Change in Control” means a change in ownership or control of the Corporation effected through either of the following transactions or events:
(i)any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the total voting power represented by the Corporation's then outstanding voting securities, other than in connection with a merger or consolidation that would not constitute a Corporate Transaction under clause (i) of the definition thereof ; or
(ii)a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means shares of the Corporation's common stock.
“Corporate Transaction” means either of the following stockholder-approved transactions to which the Corporation is a party:
(i)    a merger or consolidation involving the Corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent directly or indirectly (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or
(ii)    the approval by the stockholders of the Corporation of a plan of complete liquidation or dissolution of the Corporation or the closing of a sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition to a subsidiary of the Corporation or to an entity, the voting securities of which are owned by the stockholders of the Corporation in substantially the

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same proportions as their ownership of the Corporation's voting securities immediately prior to such sale or disposition.
“Disability” means the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
“Employee” means an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.
“Exercise Date” means the date on which the Corporation shall have received written notice of the option or SAR exercise.
“Fair Market Value” means the Fair Market Value per share of Common Stock determined in accordance with the following provisions:
- If the Common Stock is traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the The NASDAQ Stock l Market. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.
- If the Common Stock is at the time listed or admitted to trading on any other national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.
- If the Common Stock is on the date in question neither listed nor admitted to trading on any national securities exchange, then the Fair Market Value of the Common Stock on such date shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.
“Incentive Option” means a stock option which satisfies the requirements of Code Section 422.
“Involuntary Termination” means the termination of any individual's Service which occurs by reason of:
(i)    such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or
(ii)    such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.
“Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any parent or subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any parent or subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any parent or subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any parent or subsidiary).
“1933 Act” means the Securities Act of 1933, as amended from time to time.
“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Non-Statutory Option” means a stock option not intended to meet the requirements of Code Section 422.
“Optionee” means a person to whom an option is granted under the Discretionary Option/SAR Grant Program.
“Participant” means a person who is granted a SAR under the Discretionary Option/SAR Grant Program or who is granted an Award under the Stock Issuance Program.
“Plan Administrator” means either the Board, the Primary Committee or a Secondary Committee, to the extent such entity is at the time responsible for the administration of the Plan in accordance with Section IV of Article One.

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“Primary Committee” means a committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan with respect to Section 16 Insiders.
“Restricted Stock” means shares of Common Stock, awarded to a Participant pursuant to the Stock Issuance Program, that are subject to restrictions and to a risk of forfeiture.
“Secondary Committee” means a committee of one or more Board members appointed by the Board to administer the Discretionary Option/SAR Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.
“Section 16 Insiders” means Optionees or Participants who are subject to the reporting and other requirements of Section 16 of the 1934 Act.
“Service” means the performance of services on a periodic basis for the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or Award Agreement.
“Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to the Discretionary Stock/SAR Program.
“Stock Unit” means a unit awarded to a Participant pursuant to the Stock Issuance Program, which represents a right to receive a share of Common Stock in the future, and which may be subject to restrictions and to a risk of forfeiture.
“10% Stockholder” means the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any parent or subsidiary corporation.
“Unrestricted Stock” means shares of Common Stock, awarded to a Participant pursuant to the Stock Issuance Program, that are not subject to a risk of forfeiture.
B.The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:
Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

III.	STRUCTURE OF THE PLAN
A.Stock Programs.    The Plan shall be divided into two separate components: the Discretionary Option/SAR Grant Program specified in Article Two and the Stock Issuance Program specified in Article Three. The Automatic Option Grant Program under Article Four was terminated immediately prior to the 2005 annual meeting of the Corporation's stockholders. Under the Discretionary Option/SAR Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options or SARs in accordance with the provisions of Article Two. Under the Stock Issuance Program, eligible individuals may, at the discretion of the Plan Administrator, be granted Restricted Stock, Stock Units and/or Unrestricted Stock in accordance with the provisions of Article Three.
B.General Provisions.    Unless the context clearly indicates otherwise, the provisions of Articles One and Five shall apply to the Discretionary Option/SAR Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.
IV.ADMINISTRATION OF THE PLAN
A.The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option/SAR Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option/SAR Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

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B.Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.
C.Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option/SAR Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option/SAR Grant and Stock Issuance Programs under its jurisdiction or any grant of an Award thereunder.
V.ELIGIBILITY
A.The persons eligible to participate in the Discretionary Option/SAR Grant Program under Article Two and the Stock Issuance Program under Article Three shall be limited to the following:
1.officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);
2.non-employee members of the Board; and
3.those consultants or other independent advisors who provide valuable services to the Corporation (or its parent or subsidiary corporations).
B.A Board member shall not vote as a member of the Board or a member of a committee concerning any award, or amendment of any award, to such Board member pursuant to the Discretionary Option/SAR Grant Program or the Stock Issuance Program, other than an award or amendment that applies uniformly to all non-employee Board members and shall absent himself or herself from the discussion of any such award.
C.The Plan Administrator shall have full authority to determine, (i) with respect to the options or SARs granted under the Discretionary Option/SAR Grant Program, which eligible individuals are to receive Awards, the time or times when such Awards are to be granted, the number of shares to be covered by each such Award, in the case of an option grant the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each granted Award is to become exercisable and the maximum term for which the Award may remain outstanding, and (ii) with respect to the grant of other Awards under the Stock Issuance Program, the type of Award, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares and the consideration for which such shares are to be issued.
VI.STOCK SUBJECT TO THE PLAN
A.The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 7,184,599 shares, which number of authorized shares consists of (i) 5,084,599 shares reserved under the Plan immediately prior to the approval by the Board in October 2012 of the amendment and restatement of the Plan and (ii) 2,100,000 additional shares as authorized by the Board in October 2012 and subject to approval by the stockholders. No more than 7,184,599 shares of Common Stock may be delivered in the aggregate pursuant to the exercise of Incentive Options granted under the Plan plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any shares that become available for issuance under the Plan pursuant to subsection C below.
B.In no event shall the aggregate number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options or any other Awards exceed 600,000 shares in the aggregate per calendar year.
C.Should one or more outstanding options or SARs under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option or SAR not so exercised shall be available for subsequent option grants or other Awards under the Plan. Restricted Stock or Stock Units issued under the Plan and subsequently canceled or forfeited shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or other Award grants under the Plan. Should the exercise price of an outstanding option or other Award under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the exercise price or withholding taxes incurred in connection with the exercise of an outstanding option or other Award under the Plan or the vesting or delivery of shares under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option or other Award is exercised or which vest or

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are delivered, and not by the net number of shares of Common Stock actually issued to the holder of such option or other Award. Upon exercise of a SAR settled in shares of Common Stock, the gross number of shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares repurchased on the open market with the proceeds of the option exercise price may not again be made available for issuance as Awards under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan.
D.Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, including as Incentive Options, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options or other Awards in the aggregate per calendar year, and (iii) the number and/or class of securities and price per share in effect under each option or other Award outstanding under the Plan. Such adjustments to the outstanding options or Awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.
ARTICLE TWO
DISCRETIONARY OPTION/SAR GRANT PROGRAM
I.TERMS AND CONDITIONS OF OPTIONS AND SARS
Options and SARs granted pursuant to the Discretionary Option/SAR Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, in the case of options be either Incentive Options or Non-Statutory Options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted SARs or Non-Statutory Options. Each granted option or SAR shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.
A.Exercise Price.
1.The exercise price per share of Common Stock subject to a SAR or Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such Common Stock on the grant date.
2.In the case of an option, the exercise price shall become immediately due upon exercise of the option and shall be payable as follows:
(i)in cash or check made payable to the Corporation;
(ii)in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;
(iii)to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (a) to a brokerage firm acceptable to the Corporation to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such purchase and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction (provided that the Corporation shall have the right to use the book entry method of share recordation in lieu of issuing share certificates; or
(iv)to the extent permitted by the Plan Administrator, any other method that is consistent with applicable laws, regulations and rules.
3.Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date of an option.
4.A SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the exercise price of the SAR, payable in the form of Common Stock or cash, as determined by the Plan Administrator. The Participant is not required to pay the exercise price to exercise a SAR.

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B.Term and Exercise of Options and SARs.    Each option or SAR granted under this Discretionary Option/SAR Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option or SAR, however, shall have a maximum term in excess of ten (10) years from the grant date.
During the lifetime of the Optionee, Incentive Options and SARs shall be exercisable only by the Optionee or Participant and shall not be assignable or transferable by the Optionee or Participant other than by will or by the laws of descent and distribution following the Optionee's or Participant's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.
C.Termination of Service.
1.Except to the extent otherwise provided pursuant to subsection C.2 below, the following provisions shall govern the exercise period applicable to any options or SARs held by the Optionee or Participant at the time of cessation of Service or death:
(i)Should the Optionee or Participant cease to remain in Service for any reason other than death, Disability or Misconduct, then the period during which each outstanding option and SAR held by such Optionee or Participant is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.
(ii)Should such Service terminate by reason of Disability, then the period during which each outstanding option and SAR held by the Optionee or Participant is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.
(iii)Should the Optionee or Participant die while holding one or more outstanding options or SARs, then the period during which each such option or SAR is to remain exercisable shall be limited to the twelve (12)-month period following the date of the Optionee's or Participant's death. During such limited period, the option or SAR may be exercised by the personal representative of the Optionee's or Participant's estate or by the person or persons to whom the option or SAR is transferred pursuant to the Optionee's or Participant's will or in accordance with the laws of descent and distribution.
(iv)Should the Optionee's or Participant's Service be terminated for Misconduct, then all outstanding options and SARs held by the Optionee or Participant shall terminate immediately and cease to be outstanding.
(v)Under no circumstances, however, shall any such option or SAR be exercisable after the specified expiration date of the option or SAR term.
(vi)During the applicable post-Service exercise period, the option or SAR may not be exercised in the aggregate for more than the number of vested shares for which the option or SAR is exercisable on the date of the Optionee's or Participant's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option or SAR term, the option or SAR shall terminate and cease to be exercisable for any vested shares for which the option or SAR has not been exercised. However, the option or SAR shall, immediately upon the Optionee's or Participant's cessation of Service for any reason, terminate and cease to be outstanding with respect to any option or SAR shares for which the option or SAR is not at that time exercisable or in which the Optionee or Participant is not otherwise at that time vested.
(vii)In the event of an Involuntary Termination following a Corporate Transaction or a Change in Control, the provisions of Section III of this Article Two shall govern the period for which the outstanding options and SARs are to remain exercisable following the Optionee's or Participant's cessation of Service and shall supersede any provisions to the contrary in this Section.
2.The Plan Administrator shall have complete discretion, exercisable either at the time the option or SAR is granted or at any time while the option or SAR remains outstanding,
- to extend the period of time for which the option or SAR is to remain exercisable following the Optionee's or Participant's cessation of Service or death from the limited period in effect under subsection C.1 of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, that in no event shall such option or SAR be exercisable after the specified expiration date of the option or SAR term; and/or

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- to permit one or more options or SARs held by the Optionee or Participant under this Article Two to be exercised, during the limited post-Service exercise period applicable under this subsection C., not only with respect to the number of vested shares of Common Stock for which each such option or SAR is exercisable at the time of the Optionee's or Participant's cessation of Service but also with respect to one or more subsequent installments in which the Optionee or Participant would otherwise have vested had such cessation of Service not occurred.
D.Stockholder Rights.    An Optionee or Participant shall have no stockholder rights with respect to any shares covered by the option or SAR until such individual shall have exercised the option or SAR, paid the exercise price in the case of an option and become the holder of record of the purchased shares.
II.INCENTIVE OPTIONS
Incentive Options may only be granted to individuals who are Employees, and the terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Except as modified by the provisions of this Section II, all provisions of Articles One, Two and Five shall be applicable to Incentive Options. Any Options specifically designated as Non-Statutory shall not be subject to the terms and conditions specified below.
A.Dollar Limitation.    The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a Non-Statutory Option under the Federal tax laws.
B.10% Stockholder.    If any individual to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred-ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years measured from the grant date.
III.CORPORATE TRANSACTION/CHANGE IN CONTROL
A.In the event of any Corporate Transaction, each outstanding option and SAR shall automatically accelerate so that each such option and SAR shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and SAR, and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option or SAR shall not so accelerate if and to the extent: (i) such option or SAR is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option or SAR to relating to shares of the capital stock of the successor corporation (or parent thereof), (ii) such option or SAR is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option or SAR shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or SAR (but only to the extent such program would not result in the imposition of additional tax under section 409A of the Code) or (iii) the acceleration of such option or SAR is subject to other limitations imposed by the Plan Administrator at the time of the option or SAR grant. The determination of option and SAR comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.
B.Immediately following the consummation of the Corporate Transaction, all outstanding options and SARs shall terminate and cease to be outstanding, except to the extent exercised or assumed or replaced by the successor corporation (or parent thereof).
C.Each option or SAR which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee or Participant in consummation of such Corporate Transaction had the option or SAR been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price under each outstanding option or SAR, provided the aggregate exercise price for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance under the remaining term of the Plan, including as Incentive Options, and (iii) the maximum number and/or class of securities for which any one person may be granted stock options or SARs and other Awards under the Plan per calendar year.
D.The Plan Administrator shall have full power and authority in its discretion to grant options or SARs under the Discretionary Option/SAR Grant Program which will automatically accelerate in the event the Optionee's or Participant's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed twelve

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(12) months) following the effective date of (a) any Change in Control or (b) any Corporate Transaction in which those options or SARs are assumed or replaced (including with a deferred cash incentive) and do not otherwise accelerate. Any options or SARs so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option or SAR term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. Notwithstanding the foregoing, the Plan Administrator may provide in the Award Agreements for different provisions to apply to an Award in place of those described in this Section III of Article Two.
E.The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.
F.The outstanding options and SARs shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
ARTICLE THREE
STOCK ISSUANCE PROGRAM
I.TERMS AND CONDITIONS OF AWARDS OTHER THAN OPTIONS AND SARS
In addition to options and SARs, awards of Restricted Stock, Stock Units and Unrestricted Stock may be granted under the Plan. The terms of such Awards shall be set forth in the applicable Award Agreement approved by the Plan Administrator, and shall be consistent with the following conditions:
A.Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance: (i) cash or check made payable to the Corporation, or (ii)  services rendered to the Corporation (or any Parent or Subsidiary).
B.Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. In the case of Stock Units, delivery of shares may be made at the time of vesting, or at such later date as is specified by the Plan Administrator. The elements of the vesting schedule applicable to any Restricted Stock or Stock Units issued under the Stock Issuance Program, namely:
(i)the Service period to be completed by the Participant or the performance objectives to be attained,
(ii)the number of installments in which the shares are to vest,
(iii)the interval or intervals (if any) which are to lapse between installments,
(iv)the time at which vested shares shall be delivered to the Participant in the case of Stock Units; and
(v)the effect which death, Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Award Agreement.
In the case of an Award, other than an Option or SAR, intended to qualify as “performance-based compensation” under Section 162(m) of the Code, vesting of such Award shall be contingent on the satisfaction of one or more of the stockholder-approved business criteria listed in the Material Terms for Payment of Executive Incentive Compensation approved by the Board on February 12, 2005 (as may be amended from time to time by the Board, subject to stockholder approval as necessary). The Primary Committee shall establish the applicable performance goals in writing and an objective method for determining the Award earned by a Participant if the goals are attained, while the outcome is substantially uncertain and not later than the 90th day of the performance period (but in no event after 25% of the period of service with respect to which the performance goals relate has elapsed), and shall determine and certify in writing, for each Participant, the extent to which the performance goals have been met prior to payment or vesting of the Award.
C.Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to(i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

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D.The Participant shall have full stockholder rights with respect to any Restricted Stock issued to the Participant under the Stock Issuance Program. Accordingly, the Participant shall have the right to vote such Restricted Stock and to receive any cash dividends paid on such Restricted Stock. However, dividends shall be subject to the same performance vesting conditions, if applicable, as the shares of Restricted Stock with respect to which they are payable.
E.The Participant shall not have any stockholder rights with regard to the grant of Stock Units, including the right to vote and to receive any cash dividends, until the shares underlying such Stock Units are delivered to the Participant. However, the Plan Administrator may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all shares of Common Stock subject to an Award of Stock Units if such shares of Common Stock had been outstanding. Without limitation, the Plan Administrator may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant. However, dividend equivalents shall be subject to the same performance vesting conditions, if applicable, as the Stock Units with respect to which they are payable.
F.Should the Participant cease to remain in Service while holding one or more shares of Restricted Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalents (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares. The Award Agreement evidencing a grant of Stock Units shall set forth the effect of a termination of Service on an outstanding grant of Stock Units.
G.The Plan Administrator shall have full power and authority, exercisable upon a Participant's termination of Service, to waive the surrender and cancellation of any or all Restricted Stock or Stock Units (or other assets attributable thereto) at the time held by that Participant, if the Plan Administrator determines such waiver to be an appropriate severance benefit for the Participant
II.CORPORATE TRANSACTION/CHANGE IN CONTROL
A.All Restricted Stock and Stock Units shall immediately vest in full and all shares underlying Stock Units shall be delivered to the Participant, in the event of any Corporate Transaction, except to the extent (i) the Restricted Stock and Stock Units are assumed or replaced with comparable awards or deferred cash incentives by the successor corporation (or parent thereof) in connection with such Corporate Transaction, (ii) the acceleration of delivery of the Shares underlying the Stock Units would not be permitted under Section 409A of the Code, or (ii) such accelerated vesting is precluded by other limitations imposed in the Award Agreement.
B.The Plan Administrator shall have the discretionary authority to structure Restricted Stock and Stock Units such that the Awards vest in full (and the shares underlying the Stock Units are delivered) in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of (i) any Change in Control or (ii) any Corporate Transaction in which the Awards are assumed by a successor corporation (or parent thereof). Notwithstanding the foregoing, the Plan Administrator may provide in the Award Agreements for different provisions to apply to an Award in place of those described in this Section II of Article Three.
III.SHARE ESCROW/LEGENDS
Restricted Stock may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares. The book entry method of share recordation may also be used in lieu of issuing share certificates in the discretion of the Plan Administrator.
ARTICLE FOUR
AUTOMATIC OPTION GRANT PROGRAM
The Automatic Option Grant Program shall terminate immediately prior to the 2005 Annual Meeting of the Corporation's stockholders. Options previously granted under the Automatic Option Grant Program will continue to be governed by the terms and conditions of Article Four of the Plan in effect immediately prior to the time the Board approved the March 2005 amendment and restatement, and the general provisions of Article One and Article Five.

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ARTICLE FIVE
MISCELLANEOUS
I.RESERVED.
II.AMENDMENT OF THE PLAN AND AWARDS
The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or other Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations. In addition, (i) no amendment or modification may be made to an outstanding option or SAR which reduces the option exercise price or SAR exercise price, either by lowering the option exercise price or SAR exercise price or by canceling the outstanding option or SAR and granting a replacement option or SAR with a lower exercise price, and (ii) outstanding options or SARs with an option exercise price or SAR exercise price above the current Fair Market Value may not be canceled in exchange for cash, in either case without the approval of the stockholders of the Corporation, provided, that, this shall not preclude the Plan Administrator from making appropriate adjustments to outstanding options and SARs in connection with a corporate transaction such as a stock split.

III.	TAX WITHHOLDING
A.The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options or other Awards for such shares or the grant, vesting or settlement of Awards under the Plan shall be subject to the satisfaction by the Participant of all applicable Federal, state and local income tax and employment tax withholding requirements.
B.The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of Rule 16b-3 of the Securities and Exchange Commission), provide any or all holders of Awards under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Federal, state and local income and employment withholding tax liabilities incurred by such holders in connection with the exercise of their options or SARs or the grant, vesting or settlement of their Awards (the “Taxes”). Such right may be provided to any such holder in either or both of the following formats:
- The holder of the Awards may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise or the grant, vesting or settlement of an Award, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.
- The Plan Administrator may, in its discretion, provide the holder of the Option or other Award with the election to deliver to the Corporation, at the time the Award is exercised or the Award is granted, vests or is settled, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or other event triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the withholding Taxes incurred in connection with such option exercise or other event (not to exceed one hundred percent (100%)) designated by the holder.

IV.	EFFECTIVE DATE AND TERM OF PLAN
A.The Plan was amended and restated by the Board on October 19, 2012, to increase the shares authorized for issuance under the Plan, and amend certain other provisions of the Plan. If the Corporation's stockholders do not approve the October 19, 2012 amendment and restatement, then the provisions of the Plan as in effect immediately prior to the time the Board approved the October 19, 2012 amendment and restatement shall remain in effect, and Awards may continue to be made pursuant to those provisions of the Plan.
B.Unless earlier terminated by the Board, the Plan shall terminate on October 19, 2022. All Awards outstanding on the date the Plan terminates shall thereafter continue to have force and effect in accordance with the provisions of Plan and the instruments evidencing such grants.
V.REGULATORY APPROVALS
The implementation of the Plan and the granting of any option or other Award under the Plan shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options or other Awards granted under it, and the Common Stock issued pursuant to it.

VI.	USE OF PROCEEDS
Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or other Awards under the Plan shall be used for general corporate purposes.

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VII.	NO EMPLOYMENT/SERVICE RIGHTS
Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

VIII.	MISCELLANEOUS PROVISIONS
A.Except as otherwise expressly provided under the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.
B.The Plan shall be governed by the laws of the State of Idaho without regard to that State's conflict-of-laws rules.
C.The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.
D.To the extent that the Plan Administrator determines that a Participant would be subject to additional tax imposed on certain deferred compensation arrangements pursuant to Section 409A of Code as a result of any provision of any Award, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Plan Administrator shall determine the nature and scope of such amendment.
E.Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by an Optionee or Participant with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Optionee or Participant (including groups or classes of Optionees or Participants or beneficiaries of which the Optionee or Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee or Participant (a “Benefit Arrangement”), if the Optionee or Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any option, SAR, Restricted Stock or Stock Unit held by that Optionee or Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested:
(i)to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Optionee or Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Optionee or Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and
(ii)if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Optionee or Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Optionee or Participant without causing any such payment or benefit to be considered a Parachute Payment.
In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Optionee or Participant under any Other Agreement or any Benefit Arrangement would cause the Optionee or Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Optionee or Participant as described in clause (ii) of the preceding sentence, then the Optionee or Participant shall have the right, in the Optionee's or Participant's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Optionee or Participant under this Plan be deemed to be a Parachute Payment, provided such election is provided in a manner that does not result in the imposition of additional tax under Section 409A of the Code.
*    *    *    *    *

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

Coldwater Creek

INTERNET
http://www.proxyvoting.com/cwtr
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

33639

Fulfillment
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▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ITEM 1.

Please mark your votes as indicated in this example ☒

	FOR	AGAINST	ABSTAIN
1. Approval of the Amended and Restated Stock Option/Issuance Plan	☐	☐	☐

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ____________________ Signature ____________________ Date ____________

You can now access your Coldwater Creek Inc. account online.

Access your Coldwater Creek Inc. account online via The Investor ServiceDirect™ Website (ISD).

The transfer agent for Coldwater Creek Inc. now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at http://www.cpushareownerservices.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

The Investor ServiceDirect™ Website
Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-866-683-2964

Choose **MLink**SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **The Investor ServiceDirect™ Website** at http://www.cpushareownerservices.com where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of shareholders. The Proxy Statement is available at: **http://www.proxyvoting.com/cwtr**

▼ **FOLD AND DETACH HERE** ▼

PROXY

COLDWATER CREEK INC.

Special Meeting of Stockholders – December 10, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Dennis C. Pence and John E. Hayes III, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Coldwater Creek Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the company to be held December 10, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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QuickLinks

Notice of Special Meeting of Stockholders
Stockholders Should Read the Entire Proxy
Voting Rights and Solicitation
Proposal to Approve
General
Discretionary Option / SAR Grant Program
Stock Issuance Program
Other Provisions
Federal Income Tax Consequences
Vote Required
Compensation Committee Interlocks and Insider Participation
Compensation Discussion and Analysis
Objectives of Our Compensation Program
Elements of Our Compensation Program
Change in Control and Other Termination Events
Compensation Committee Report
Compensation Committee
Summary Compensation Table
2011 Grants of Pan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Pension Benefits
Payments and Entitlement Upon Change of Control and Other Termination Events
Overview of Non-Employee Director Compensation
Equity Compensation Plan Information
Section 16(a) Beneficial Ownership Reporting Compliance
Security Ownership of Certain Beneficial Owners and Management
Stockholder Proposals for the 2013 Annual Meeting
Appendix A